UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 22, 2011

Polar Wireless Corp.
 (Exact name of registrant as specified in its charter)

Nevada	000-54131	20-4662814
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 York Boulevard, Richmond Hill, Ontario L4B 1J8
(Address of principal executive offices)(Zip Code)

4440 PGA Blvd., Suite 600, Palm Beach Gardens, Florida 33410
 (Former name or former address, if changed since last report.)

(905) 881-8444
Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SAFE HARBOR STATEMENT

This Current Report on Form 8-K (this Report) contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 (the Securities Act) and Section 21E of the Securities Exchange Act of 1934 (the Exchange Act). The forward-looking statements are only predictions and provide our current expectations or forecasts of future events and financial performance and may be identified by the use of forward-looking terminology, including the terms “believes,” “estimates,” “anticipates,” “expects,” “plans,” “intends,” “may,” “will” or “should” or, in each case, their negative, or other variations or comparable terminology, though the absence of these words does not necessarily mean that a statement is not forward-looking.  The forward-looking statements are based on current views with respect to future events and financial performance.  Actual results may differ materially from those projected in the forward-looking statements.

Although forward-looking statements in this report reflect the good faith judgment of management, forward-looking statements are inherently subject to known and unknown risks, business, economic and other risks and uncertainties that may cause actual results to be materially different from those discussed in these forward-looking statements. Readers are urged not to place undue reliance on these forward-looking statements, which speak only as of the date of this report. We assume no obligation to update any forward-looking statements in order to reflect any event or circumstance that may arise after the date of this report, other than as may be required by applicable law or regulation. Readers are urged to carefully review and consider the various disclosures made by us in our reports filed with the Securities and Exchange Commission (the “SEC”) which attempt to advise interested parties of the risks and factors that may affect our business, financial condition, results of operation and cash flows. If one or more of these risks or uncertainties materialize, or if the underlying assumptions prove incorrect, our actual results may vary materially from those expected or projected.

Item 1.01 Entry into a Material Definitive Agreement

Background

On January 5, 2011, Polar Wireless Corp., a Nevada corporation (“Polar”) filed a Current Report on Form 8-K wherein Polar disclosed, among other things, that:

(i) On January 4, 2011, Polar, Polar Wireless Corporation (“Polar Ontario”), an Ontario corporation, and 2230354 Ontario Inc., an Ontario corporation (“223”), executed a binding letter of intent (the “LOI”) which provides for the amalgamation of 223, with and into Polar. To effectuate this amalgamation, shareholders of 223 would exchange their shares of 223 for securities of Polar Ontario;

(ii) The LOI provides, among other items, that, from and after January 4, 2011 until the closing date of the amalgamation, 223 granted to Polar and its subsidiaries a non-transferable, worldwide, royalty-free exclusive right and license to exploit, market, sell and deploy all of the intellectual property and all rights therein currently held by 223; and

(iii) Following the closing of the amalgamation, Polar would have outstanding 68,000,000 shares of common stock and 210,526 shares of Series A Preferred Stock, with shares of the amalgamating companies outstanding exchangeable into an aggregate of 12,000,000 shares of common stock of Polar and 789,474 shares of Series A Preferred Stock.

Previously, 223 and Polar were party to an intellectual property sale agreement dated January 26, 2010 pursuant to which 223 was to sell to Polar the intellectual property relating to 223’s roaming business in consideration of the issuance of restricted shares of Polar’s common stock. Subject to the date of that agreement, 223 and Polar entered into negotiations to effect a broader transaction whereby Polar would acquire 223, including its intellectual property relating to its long distance business and other technology not included in the originally contemplated transaction. The amalgamation transaction supersedes the transaction contemplated by the January 26, 2010 agreement.

This Current Report on Form 8-K discloses the completion of the transactions contemplated by the Current Report on Form 8-K filed on January 5, 2011 and matters relating thereto.

Material Agreements

On June 22, 2011, Polar consummated the transactions referenced in the Background section above.  The material agreements Polar entered into in connection with the amalgamation are: (i) the Amalgamation Agreement dated June 22, 2011 among Polar, Polar Ontario and 223, (ii) the Support Agreement dated June 22, 2011 between Polar, Polar Ontario and 2240519 Ontario Limited, an Ontario corporation (“Callco”), (iii) the Exchange Trust Agreement dated June 22, 2011 between Polar, 223 and Callco, and (iv) the Letter Agreement dated June 22, 2011 between Polar and 2231470 Ontario Inc., an Ontario corporation. In addition, immediately prior to entering into the above-referenced agreements, Polar acquired all of the outstanding common shares of Callco from Shane Carroll, a director of Polar, for nominal consideration.

For a description of the various steps involved in the amalgamation transaction and the material agreements entered into in connection therewith, please see Item 2.01 of this Current Report on Form 8-K, which disclosure is incorporated herein by reference.

Item 2.01 Completion of Acquisition or Disposition of Assets

1.  Amalgamation of Polar Wireless Corporation, an Ontario corporation, and 2230354 Ontario Inc., an Ontario corporation

The following is a glossary of certain terms used in this Current Report on Form 8-K:

“223” means 2230354 Ontario Inc., a corporation existing under the OBCA.

“223 Shareholder” means a holder of 223 Shares.

“223 Shares” means the common shares in the capital of 223.

“Affiliate” means an affiliate body corporate within the meaning of Section 2(1) of the OBCA.

“Amalgamation” means the amalgamation pursuant to Sections 175 and 176 of the OBCA of 223 and Subco, on the terms and conditions set forth in the Amalgamation Agreement.

“Amalgamation Agreement” means the amalgamation agreement dated June 22, 2011 among 223, Polar and Subco providing for the Amalgamation, in the form set forth in an exhibit to this Current Report on Form 8-K.

“Automatic Exchange Right” means the benefit of the obligations of Polar to effect the automatic exchange of Class A Exchangeable Shares into Polar Shares pursuant to Section 3.11 of the Exchange Trust Agreement in the event of a Polar Liquidation Event.

“Business Day” means any day other than a Saturday, Sunday or civic or statutory holiday in the City of Toronto, Ontario.

“Call Rights” means, collectively, the Liquidation Call Right, the Redemption Call Right and the Retraction Call Right.

“Callco” means 2240519 Ontario Limited, a wholly-owned subsidiary of Polar existing under the OBCA.

“Class A Exchangeable Shares” means the Class A exchangeable non-voting shares in the capital of New Polar Ontario, having the rights, privileges, restrictions and conditions set out in Appendix 1 to the Amalgamation Agreement.

“Class B Exchangeable Shares” means the Class B exchangeable non-voting shares in the capital of New Polar Ontario, having the rights, privileges, restrictions and conditions set out in Appendix 1 to the Amalgamation Agreement.

“Class A Redemption Price” has the meaning ascribed thereto in Section V.7.1 of the Exchangeable Share Provisions, which amount will be satisfied through the issuance and delivery of one Polar Share for each Class A Exchangeable Share.

“Class A Retraction Price” has the meaning ascribed thereto in Section V.6.1 of the Exchangeable Share Provisions, which amount will be satisfied through the issuance and delivery of one Polar Share for each Class A Exchangeable Share.

“Class B Redemption Price” has the meaning ascribed thereto in Section VI.7.1 of the Exchangeable Share Provisions, which amount will be satisfied through the issuance and delivery of one Polar Preferred Share for each Class B Exchangeable Share.

“Class B Retraction Price” has the meaning ascribed thereto in Section VI.6.1 of the Exchangeable Share Provisions, which amount will be satisfied through the issuance and delivery of one Polar Preferred Share for each Class B Exchangeable Share.

“Effective Date” means June 22, 2011, the date shown on the certificate of amalgamation issued under the OBCA giving effect to the Amalgamation.

“Effective Time” means the commencement of the day on the Effective Date.

“Exchange Right” means the rights of holders of Class A Exchangeable Shares to require Callco to purchase their Class A Exchangeable Shares using one Polar Share for each Class A Exchangeable Share in the circumstances described in Section 5.1 of the Exchange Trust Agreement.

“Exchange Trust Agreement” means the agreement dated June 22, 2011 between Polar, 233 and Callco, as trustee.

“Exchangeable Share Provisions” means the rights, privileges, restrictions and conditions attaching to the Class A Exchangeable Shares and the Class B Exchangeable Shares, as set out in Appendix 1 to the Amalgamation Agreement.

“Insolvency Event” means the institution by New Polar Ontario of any proceeding to be adjudicated a bankrupt or insolvent or to be wound up, or the consent of New Polar Ontario to the institution of bankruptcy, insolvency or winding-up proceedings against it, on the filing of a petition, answer or consent seeking dissolution or winding-up under any bankruptcy, insolvency or analogous laws, including, without limitation, the Companies’ Creditors Arrangement Act (Canada) and the Bankruptcy and Insolvency Act (Canada), and the failure by New Polar Ontario to contest in good faith any such proceedings commenced in respect of New Polar Ontario within 30 days of becoming aware thereof, or the consent by New Polar Ontario to the filing of any such petition or to the appointment of a receiver, or the making by New Polar Ontario of a general assignment for the benefit of creditors, or the admission in writing by New Polar Ontario of its inability to pay its debts generally as they become due, or New Polar Ontario not being permitted, pursuant to solvency requirements of applicable law, to redeem any Retracted Shares pursuant to Section 6.6 of the Exchangeable Share Provisions.

“Liquidation Call Right” means the overriding rights of Callco, in the event of and notwithstanding the proposed liquidation, dissolution or winding-up of New Polar Ontario, to purchase from all, but not less than all, of the holders of Class A Exchangeable Shares all, but not less than all, of the Class A Exchangeable Shares held by each such holder and to purchase from all, but not less than all, of the holders of Class B Exchangeable Shares all, but not less than all, of the Class B Exchangeable Shares held by each such holder, as more particularly described in Section 5.4 of the Exchangeable Share Provisions.

“Liquidation Date” means the effective date of the liquidation, dissolution or winding-up of New Polar Ontario.

“New Polar Ontario” means the amalgamated corporation formed under the OBCA pursuant to the Amalgamation which, among other things, carries on the business of 223 and Subco.

“New Polar Ontario Class A Shares” means the Class A non-voting common shares in the capital of New Polar Ontario, having the rights, privileges, restrictions and conditions set out in Appendix 1 to the Amalgamation Agreement.

“New Polar Ontario Class B Shares” means the Class B non-voting common shares in the capital of New Polar Ontario, having the rights, privileges, restrictions and conditions set out in Appendix 1 to the Amalgamation Agreement.

“New Polar Ontario Liquidation Amount” has the meaning ascribed thereto in the Exchangeable Share Provisions, which amount will be satisfied through the issuance and delivery of one Polar Share for each Class A Exchangeable Share or one Polar Preferred Share for each Class B Exchangeable Share, as the case may be.

“OBCA” means the Business Corporations Act (Ontario), as amended.

“Polar” means Polar Wireless Corp., a corporation existing under the laws of the State of Nevada.

“Polar Control Transaction” has the meaning ascribed thereto in the Exchangeable Share Provisions.

“Polar Liquidation Event” has the meaning ascribed thereto in Section 3.11(b) of the Exchange Trust Agreement.

“Polar Preferred Shares” means the shares of Series A preferred stock, par value US$0.001, of Polar.

“Polar Shares” means the shares of common stock, par value US$0.001, of Polar.

“Redemption Call Right” means (i) in the case of Class A Exchangeable Shares, the overriding right of Callco, in the event of and notwithstanding the proposed redemption of Class A Exchangeable Shares by New Polar Ontario, to purchase from all, but not less than all, of the holders of Class A Exchangeable Shares all, but not less than all, of the Class A Exchangeable Shares held by each such holder, as more particularly described in Section V.7.3 of the Exchangeable Share Provisions, and (ii) in the case of Class B Exchangeable Shares, the overriding right of Callco, in the event of and notwithstanding the proposed redemption of Class B Exchangeable Shares by New Polar Ontario, to purchase from all, but not less than all, of the holders of Class B Exchangeable Shares all, but not less than all, of the Class B Exchangeable Shares held by each such holder, as more particularly described in Section VI.7.3 of the Exchangeable Share Provisions.

“Redemption Date” means the date, if any, established by the board of directors of New Polar Ontario for the redemption by New Polar Ontario of all, but not less than all, of the outstanding Class A Exchangeable Shares or Class B Exchangeable Shares pursuant to V.Article 7 or VI. Article 7, respectively, of the Exchangeable Share Provisions, unless:

(a)
there are fewer than 10% of the number of Class A Exchangeable Shares or Class B Exchangeable Shares outstanding on the Effective Date still outstanding (other than Class A Exchangeable Shares or Class B Exchangeable Shares held by Polar and its Affiliates and as such number of shares may be adjusted as deemed appropriate by the board of directors of New Polar Ontario to give effect to any subdivision or consolidation of or stock dividend on the Class A Exchangeable Shares or Class B Exchangeable Shares, any issue or distribution of rights to acquire Class A Exchangeable Shares or securities exchangeable for or convertible into Class A Exchangeable Shares or Class B Exchangeable Shares or securities exchangeable for or convertible into Class B Exchangeable Shares, any issue or distribution of other securities or rights or evidences of indebtedness or assets, or any other capital reorganization or other transaction affecting the Class A Exchangeable Shares or Class B Exchangeable Shares), in which case the board of directors of New Polar Ontario may fix the redemption date to such date as they may determine, upon at least 60 days’ prior written notice to the registered holders of the Class A Exchangeable Shares or Class B Exchangeable Shares, as the case may be; or

(b)
a Polar Control Transaction occurs, in which case, provided that the board of directors of New Polar Ontario determines, in good faith and in its sole discretion, that it is not reasonably practicable to substantially replicate the terms and conditions of the Class A Exchangeable Shares or the Class B Exchangeable Shares in connection with such Polar Control Transaction and that the redemption of all, but not less than all, of the outstanding Class A Exchangeable Shares or the Class B Exchangeable Shares is necessary to enable the completion of such Polar Control Transaction in accordance with its terms, the board of directors of New Polar Ontario may fix the redemption date to such date as they may determine, upon such number of days prior written notice to the registered holders of the Class A Exchangeable Shares or the Class B Exchangeable Shares as the board of directors of New Polar Ontario may determine to be reasonably practicable in such circumstances, provided, however, that the accidental failure or omission to give any notice of redemption under clauses (a) or (b) above to less than 10% of such holders of Class A Exchangeable Shares or Class B Exchangeable Shares, as the case may be, shall not affect the validity of any such redemption.

“Retracted Shares” has the meaning ascribed thereto in Section V.6.1(a) and VI.6.1(a) of the Exchangeable Share Provisions, as applicable.

“Retraction Call Right” means (i) in the case of Class A Exchangeable Shares, the overriding right of Callco, in the event of and notwithstanding a request by a holder of Class A Exchangeable Shares for New Polar Ontario to redeem any or all of the Class A Exchangeable Shares registered in the name of such holder, to purchase all, but not less than all, of the Class A Exchangeable Shares that are the subject of such request directly from such holder, and (ii) in the case of Class B Exchangeable Shares, the overriding right of Callco, in the event of and notwithstanding a request by a holder of Class B Exchangeable Shares for New Polar Ontario to redeem any or all of the Class B Exchangeable Shares registered in the name of such holder, to purchase all, but not less than all, of the Class B Exchangeable Shares that are the subject of such request directly from such holder, in each case, as more particularly described in Section V.7.3 and VI.7.3 of the Exchangeable Share Provisions.

“Retraction Date” has the meaning ascribed thereto in Section V.6.1(b) and VI.6.1(b) of the Exchangeable Share Provisions, as applicable.

“Retraction Request” has the meaning ascribed thereto in Section V.6.1 and VI.6.1 of the Exchangeable Share Provisions, as applicable.

“Subco” means Polar Wireless Corporation, which, immediately prior to the Amalgamation, was an indirect wholly-owned subsidiary of Polar existing under the OBCA.

“Support Agreement” means the agreement dated June 22, 2011 between Polar, New Polar Ontario and Callco.

“Transaction” means the business combination of Polar and 223 effected by way of (a) the Amalgamation, and (b) the redemption of New Polar Ontario Class A Shares for Class A Exchangeable Shares and the redemption of New Polar Ontario Class B Shares for Class B Exchangeable Shares.

“Tax Act” means the Income Tax Act (Canada), as amended.

“Transfer Agent” means Island Stock Transfer Inc.

Information Regarding the Amalgamation

Purpose of the Amalgamation

The purpose of the Amalgamation was to facilitate the indirect acquisition by Polar of all of the outstanding 223 Shares. On the completion of the Amalgamation, 223 become an indirect, wholly-owned subsidiary of Polar.

On consummation of the Transaction, 223 Shareholders received for each of their 223 Shares one Class A Exchangeable Share and 0.0657895 Class B Exchangeable Shares. Each Class A Exchangeable Share may subsequently be exchanged, at the option of the holder, into a Polar Share on a one-for-one basis. Each Class B Exchangeable Share may subsequently be exchanged, at the option of the holder, into a Polar Preferred Share on a one-for-one basis. Holders of Class A Exchangeable Shares will have economic rights substantially identical to those possessed by holders of Polar Shares while holders of Class B Exchangeable Shares will have economic rights substantially identical to those possessed by holders of Polar Preferred Shares. Class A Exchangeable Shares and Class B Exchangeable Shares generally may be received by Canadian residents on a tax-deferred rollover basis (provided appropriate elections are filed with the relevant tax authorities) under the Tax Act. The Class A Exchangeable Shares and Class B Exchangeable Shares will be automatically exchanged upon the occurrence of certain events, including the liquidation, dissolution or winding-up of Polar or New Polar Ontario. Dividends are payable on Class A Exchangeable Shares at the same time and in the economically equivalent amounts per share as dividends on the Polar Shares and dividends are payable on Class B Exchangeable Shares at the same time and in the economically equivalent amounts per share as dividends on the Polar Preferred Shares.

Stock Ownership Following Completion of the Transaction

Assuming that all Class A Exchangeable Shares are exchanged, an aggregate of 12,000,000 Polar Shares will be issued to the former 223 Shareholders in the Transaction. Based upon the number of Polar Shares issued and outstanding as of June 22, 2011, and after giving effect to the issuance of Polar Shares as described in the previous sentence, the former holders of 223 Shares would hold 15% of Polar’s total issued and outstanding common stock.

Terms of the Amalgamation

The Amalgamation effected a series of transactions as a result of which 223 was amalgamated with Subco, a company indirectly wholly-owned by Polar, to form New Polar Ontario. The Amalgamation became effective at the Effective Time. Each holder of 223 Shares received upon the Amalgamation one New Polar Ontario Class A Share and one New Polar Ontario Class B Share for each 223 Share then held by such holder. Immediately following the Amalgamation, each such New Polar Ontario Class A Share and New Polar Ontario Class B Share was automatically redeemed by New Polar Ontario for one Class A Exchangeable Share and 0.0657895 Class B Exchangeable Share, respectively.  The terms of the Amalgamation are set out in the Amalgamation Agreement. The following summary of the Amalgamation and the Amalgamation Agreement is qualified in its entirety by the full text of the Amalgamation Agreement.

Upon filing of articles of amalgamation with the Director appointed pursuant to the OBCA, pursuant to the Amalgamation Agreement, at the Effective Time, the following occurred and was deemed to have occurred in the following order without any further act or formality:

(a)	223 and Subco were amalgamated and continued as one company under the OBCA and the following provisions applied to New Polar Ontario:

(i)	the name of New Polar Ontario became “Polar Wireless Corporation” and the registered office of New Polar Ontario was fixed at 100 York Boulevard, Richmond Hill, Ontario, Canada L4B 1J8;

(ii)
the authorized capital of New Polar Ontario became an unlimited number of common shares, an unlimited number of New Polar Ontario Class A Shares, an unlimited number of New Polar Ontario Class B Shares, an unlimited number of Class A Exchangeable Shares and an unlimited number of Class B Exchangeable Shares with the rights, privileges, restrictions and conditions described in Appendix 1 to the Amalgamation Agreement;

(iii)	there are no restrictions on the business which New Polar Ontario is authorized to carry on or the powers which New Polar Ontario may exercise;

(iv)
the board of directors of New Polar Ontario, until otherwise changed in accordance with the OBCA, consists of a minimum of one and a maximum of 10 directors. The number of directors of New Polar Ontario initially is set at one, with the first director of New Polar Ontario being Robert M. Bent of Toronto, Ontario; and

(v)	the by-laws of New Polar Ontario, until repealed, amended or altered, are the by-laws of Subco in effect prior to the Effective Time;

(b)	the following procedural steps were taken in order for the Amalgamation to become effective:

(i)
each issued and outstanding 223 Share held by a 223 Shareholder was transferred by the holder thereof to New Polar Ontario in exchange for one New Polar Ontario Class A Share and one New Polar Ontario Class B Share for each 223 Share and New Polar Ontario became the registered and beneficial owner of the 223 Shares exchanged as aforesaid;

(ii)
all 223 Shares exchanged for New Polar Ontario Class A Shares and New Polar Ontario Class B Shares referred to in paragraph (b)(i) above were cancelled without any repayment of capital in respect thereof; and

(iii)	Polar, New Polar Ontario and Callco executed the Exchange Trust Agreement and the Support Agreement, as applicable; and

(c)
each 223 Shareholder that received New Polar Ontario Class A Shares and New Polar Ontario Class B Shares under the Amalgamation was removed from the register of holders of 223 Shares and added to the register of holders of New Polar Ontario Class A Shares and New Polar Ontario Class B Shares.

Information Concerning Subco and Callco

Subco

Immediately prior to the Effective Time, Subco was a direct wholly-owned subsidiary of Callco (and an indirect wholly-owned subsidiary of Polar). Subco was incorporated under the OBCA on January 22, 2010. For a description of the business and affairs of Subco, please see sub-item 2.01 2. of this Current Report on Form 8-K, which disclosure is incorporated herein by reference.

Callco

Immediately prior to the Effective Time, Polar acquired the outstanding shares of Callco for nominal consideration such that Callco became a wholly-owned subsidiary of Polar. Callco was incorporated under the OBCA on June 15, 2010. Callco holds certain rights related to the Class A Exchangeable Shares and Class B Exchangeable Shares.  As of June 22, 2011, Callco had no material assets and no liabilities. Following the Effective Date, Callco will not carry on any business except in connection with its role with respect to the Class A Exchangeable Shares and Class B Exchangeable Shares issued in connection with the Transaction.

Retraction, Redemption, Call Rights and Purchase for Cancellation of Class A Exchangeable Shares

Retraction of Class A Exchangeable Shares

Subject to the exercise by Callco of its Retraction Call Right, holders of Class A Exchangeable Shares are entitled at any time following the Effective Time to retract (i.e., require New Polar Ontario to redeem) any or all of the Class A Exchangeable Shares held by such holder for an amount per share equal to the Class A Retraction Price. Holders of Class A Exchangeable Shares may effect such retraction by presenting a certificate or certificates to New Polar Ontario or to the Transfer Agent representing the number of Class A Exchangeable Shares the holder desires to retract together with a duly executed Retraction Request indicating the number of Class A Exchangeable Shares the holder desires to retract and the Retraction Date upon which the holder desires to receive the Class A Retraction Price, and such other documents as may be required to effect the retraction of the Retracted Shares. The retraction of Retracted Shares shall not affect the obligation of New Polar Ontario to pay dividends declared on the Retracted Shares prior to the date of their retraction.

When a holder requests New Polar Ontario to redeem Retracted Shares, Callco will have an overriding Retraction Call Right to purchase on the Retraction Date all, but not less than all, of the Retracted Shares, at a purchase price per share equal to the Class A Retraction Price plus, on the designated payment date therefor, to the extent not paid by New Polar Ontario, the applicable dividend amount, if any. To the extent that Callco pays the applicable dividend amount, if any, in respect of the Retracted Shares, New Polar Ontario shall no longer be obligated to pay any declared and unpaid dividends on such Retracted Shares. Upon receipt of a Retraction Request, New Polar Ontario will immediately notify Callco. Callco must then advise New Polar Ontario within five Business Days as to whether the Retraction Call Right will be exercised. If Callco does not so advise New Polar Ontario, New Polar Ontario will notify the holder as soon as possible thereafter that Callco will not exercise the Retraction Call Right. If Callco advises New Polar Ontario that Callco will exercise the Retraction Call Right within such five Business Day period, then, provided the Retraction Request is not revoked by the holder as described below, the Retraction Request shall thereupon be considered only to be an offer by the holder to sell the Retracted Shares to Callco in accordance with the Retraction Call Right.

A holder may revoke its Retraction Request, in writing, at any time prior to the close of business on the Business Day immediately preceding the Retraction Date, in which case the Retracted Shares will neither be purchased by Callco nor be redeemed by New Polar Ontario. If the holder does not revoke its Retraction Request, then on the Retraction Date the Retracted Shares will be purchased by Callco or redeemed by New Polar Ontario, as the case may be, in each case as set out above.

New Polar Ontario or Callco, as the case may be, will deliver or cause the Transfer Agent to deliver (i) certificates, representing the aggregate number of Polar Shares equal to which the holder is entitled, registered in the name of the holder or in such other name as the holder may request, and (ii) if applicable, a check for the aggregate applicable dividend amount, if any to the holder at the address recorded in the securities register or at the address specified in the holder’s Retraction Request or by holding the same for pick up by the holder at the registered office of New Polar Ontario or the office of the Transfer Agent as specified by New Polar Ontario, in each case less any amounts withheld on account of tax required to be deducted and withheld therefrom.

Pursuant to the terms of the Exchangeable Share Provisions, the Retraction Date will be between 15 to 20 Business Days after the Retraction Request is received. During this time, the market price of Polar Shares may increase or decrease. Any such increase or decrease would affect the value of Polar Shares to be received by the holder on the Retraction Date.

If, as a result of solvency requirements, as set out in the Support Agreement or applicable law, New Polar Ontario is not permitted to redeem all Retracted Shares tendered by a retracting holder, and provided Callco has not exercised its Retraction Call Right with respect to such Retracted Shares, New Polar Ontario will redeem only those Retracted Shares tendered by the holder as would not be contrary to such provisions or applicable law and Callco, on behalf of the holder of any Retracted Shares not so redeemed by New Polar Ontario, will exercise the Exchange Right and will require Polar to purchase such Retracted Shares on the Retraction Date pursuant to the exercise of the Exchange Right.

Redemption of Class A Exchangeable Shares

Subject to applicable law and the exercise by Callco of the Redemption Call Right, on the Redemption Date, New Polar Ontario will redeem all, but not less than all, of the then outstanding Class A Exchangeable Shares for an amount per share equal to the Class A Redemption Price plus, on the designated payment date thereof, all declared and unpaid dividends on each Class A Exchangeable Share held by a holder on any dividend record date which occurred prior to the Redemption Date. The Redemption Date will be established by the board of directors of New Polar Ontario in the circumstances described below under “- Redemption”. New Polar Ontario will, at least 60 days prior to the Redemption Date, or such number of days as the board of directors of New Polar Ontario may determine to be reasonably practicable under the circumstances in respect of a Redemption Date arising in connection with a Polar Control Transaction, provide the registered holders of Class A Exchangeable Shares with written notice of the proposed redemption of the Class A Exchangeable Shares by New Polar Ontario or the purchase of the Class A Exchangeable Shares by Callco pursuant to the Redemption Call Right described below.

On or after the Redemption Date and provided Callco has not exercised its Redemption Call Right, upon the holder’s presentation and surrender of the certificates representing the Class A Exchangeable Shares and such other documents as may be required at the office of the Transfer Agent or the registered office of New Polar Ontario, New Polar Ontario will deliver the Class A Redemption Price plus the aggregate amount of any declared and unpaid dividends to such holder by mailing certificates, representing the aggregate number of Polar Shares to which the holder is entitled, registered in the name of the holder or such other name as the holder may request and, if applicable, a check for the aggregate amount of such declared and unpaid dividends to the holder at the address of the holder recorded in the securities register or by holding the same for pick up by the holder at the registered office of New Polar Ontario or the office of the Transfer Agent as specified in the written notice of redemption, in each case, less any amounts withheld on account of tax required to be deducted and withheld therefrom.

Callco will have an overriding Redemption Call Right to purchase on the Redemption Date all, but not less than all, of the Class A Exchangeable Shares then outstanding (other than Class A Exchangeable Shares held by Polar and its Affiliates) for an amount per share equal to the Class A Redemption Price plus all declared and unpaid dividends, if any. Upon the exercise of the Redemption Call Right, holders will be obligated to sell their Class A Exchangeable Shares to Callco. If Callco exercises the Redemption Call Right, New Polar Ontario’s right and obligation to pay any declared and unpaid dividends in respect of the Class A Exchangeable Shares so purchased by Callco will be fully satisfied by the payment by Callco of such amount.

Redemption

In certain circumstances, New Polar Ontario has the right to require a redemption of the Class A Exchangeable Shares. An early redemption may occur upon (i) there being fewer than 10% of the initial number of Class A Exchangeable Shares outstanding on the Effective Date still outstanding (other than Class A Exchangeable Shares held by Polar and its Affiliates and subject to certain “anti-dilution” adjustments described in the Exchangeable Share Provisions); or (ii) the occurrence of a Polar Control Transaction.

A Polar Control Transaction means any merger, amalgamation, tender offer, material sale of shares or rights or interests therein or thereto or similar transactions involving Polar, or any proposal to do so. If a Polar Control Transaction occurs, provided that the board of directors of New Polar Ontario determines, in good faith and in its sole discretion, that it is not reasonably practicable to substantially replicate the terms and conditions of the Class A Exchangeable Shares in connection with such Polar Control Transaction and that the redemption of all, but not less than all, of the outstanding Class A Exchangeable Shares is necessary to enable the completion of such Polar Control Transaction in accordance with its terms, the board of directors of New Polar Ontario may fix the Redemption Date to such date as the board of directors of New Polar Ontario may determine, upon such number of days prior written notice to the registered holders of Class A Exchangeable Shares as the board of directors of New Polar Ontario may determine to be reasonably practicable in such circumstances.

Purchase for Cancellation

Subject to applicable law, New Polar Ontario may at any time and from time to time purchase for cancellation all or any part of the outstanding Class A Exchangeable Shares at any price by tender to all the holders of record of Class A Exchangeable Shares then outstanding or through the facilities of any stock exchange on which the Class A Exchangeable Shares are listed or quoted at any price per share.

Voting, Dividend and Liquidation Rights of Holders of Class A Exchangeable Shares and Withholding Rights

Polar, 223 and Callco have entered into the Exchange Trust Agreement.

Voting Rights with Respect to New Polar Ontario

Except as required by law, the Support Agreement, the Exchange Trust Agreement and by Article V.10 of the Exchangeable Share Provisions, the holders of Class A Exchangeable Shares are not entitled as such to receive notice of or attend any meeting of shareholders of New Polar Ontario or to vote at any such meeting (see “- Amendment and Approval of Class A Exchangeable Shares” below). Callco is the only voting shareholder of New Polar Ontario.

Dividend Rights

Holders of Class A Exchangeable Shares are entitled to receive, subject to applicable law, dividends: (i) in the case of a cash dividend declared on Polar Shares, in an amount in cash for each Class A Exchangeable Share corresponding to the cash dividend declared on each Polar Share; (ii) in the case of a stock dividend declared on Polar Shares to be paid in Polar Shares, in such number of Class A Exchangeable Shares for each Class A Exchangeable Share as is equal to the number of Polar Shares to be paid on each Polar Share; or (iii) in the case of a dividend declared on Polar Shares in property other than cash or Polar Shares, in such type and amount of property as is the same as, or economically equivalent to (as determined by New Polar Ontario’s board of directors, in good faith and in its sole discretion) the type and amount of property declared as a dividend on each Polar Share. Cash dividends on the Class A Exchangeable Shares are payable in U.S. dollars or the Canadian dollar equivalent thereof, at the option of New Polar Ontario. The declaration date, record date and payment date for dividends on the Class A Exchangeable Shares will be the same as the relevant dates for the corresponding dividends on Polar Shares.

Liquidation Rights with Respect to New Polar Ontario

In the event of the liquidation, dissolution or winding-up of New Polar Ontario or any other proposed distribution of the assets of New Polar Ontario among its shareholders for the purpose of winding-up its affairs, each holder of Class A Exchangeable Shares will have, subject to applicable law, preferential rights to receive from New Polar Ontario for each Class A Exchangeable Share held by such holder the New Polar Ontario Liquidation Amount plus the amount of all declared and unpaid dividends on each such Class A Exchangeable Share held by such holder on any dividend record date which occurred prior to the Liquidation Date. Upon the occurrence of such liquidation, dissolution or winding-up, Callco will have an overriding Liquidation Call Right to purchase all of the outstanding Class A Exchangeable Shares (other than Class A Exchangeable Shares held by Polar or its Affiliates) from the holders thereof on the Liquidation Date for an amount per share equal to the New Polar Ontario Liquidation Amount plus any applicable dividend amount. In the event that Callco exercises its Liquidation Call Right and pays the applicable dividend amount, if any, the right of the holder of the Class A Exchangeable Shares so purchased to receive declared and unpaid dividends from New Polar Ontario shall be fully satisfied and discharged.

Upon the occurrence and during the continuance of an Insolvency Event, a holder of Class A Exchangeable Shares are entitled to instruct Callco to exercise the Exchange Right with respect to any or all of the Class A Exchangeable Shares held by such holder, thereby requiring Polar to purchase such Class A Exchangeable Shares from the holder. As soon as practicable following the occurrence of an Insolvency Event or any event which may, with the passage of time and/or the giving of notice, become an Insolvency Event, New Polar Ontario and Polar will give written notice thereof to Callco. As soon as practicable thereafter, Callco will notify each holder of Class A Exchangeable Shares of such event or potential event and will advise the holder of its rights with respect to the Exchange Right. The purchase price payable by Polar for each Class A Exchangeable Share purchased under the Exchange Right will be satisfied by the issuance of one Polar Share plus, to the extent not paid by New Polar Ontario on the designated payment date thereof, the amount of all declared and unpaid dividends on each such Class A Exchangeable Share held by such holder on any dividend record date which occurred prior to the closing of such purchase and, upon receipt of such amount, the holder shall no longer be entitled to receive any declared and unpaid dividends from New Polar Ontario.

Liquidation Rights with Respect to Polar

In order for the holders of Class A Exchangeable Shares to participate on a pro rata basis with the holders of Polar Shares, on the third Business Day prior to the effective date of a Polar Liquidation Event, each Class A Exchangeable Share will, pursuant to the Automatic Exchange Right, automatically be exchanged for an equivalent number of Polar Shares plus, to the extent not paid by New Polar Ontario on the designated payment date thereof, the amount of all declared and unpaid dividends on each such Class A Exchangeable Share held by such holder on any dividend record date which occurred prior to the date of such exchange and, upon receipt of the amount of such declared and unpaid dividends, the right of the holder of Class A Exchangeable Shares to receive declared and unpaid dividends from New Polar Ontario shall be fully satisfied and discharged. Upon a holder’s request and surrender of Class A Exchangeable Share certificates, duly endorsed in blank and accompanied by such instruments of transfer as Polar may reasonably require, Polar will deliver to such holder certificates representing an equivalent number of Polar Shares, plus a check for the amount of such dividends, if any, for the Class A Exchangeable Shares exchanged by such holder pursuant to the Automatic Exchange Right. For a description of certain Polar obligations with respect to the dividend and liquidation rights of the holders of Class A Exchangeable Shares, see “- Support Agreement”.

Withholding Rights

Polar, New Polar Ontario and the Transfer Agent are entitled to deduct and withhold from any dividends or consideration otherwise payable to any holder of Class A Exchangeable Shares or Polar Shares such amounts as Polar, New Polar Ontario or the Transfer Agent are required or permitted to deduct and withhold with respect to such payment under the Tax Act or any provision of provincial, state, local or foreign tax law.

Any amounts so withheld will be treated for all purposes as having been paid to the holder of the shares in respect of which such deduction and withholding was made, provided that such withheld amounts are actually remitted to the appropriate taxing authority. To the extent that the amount so required or permitted to be deducted or withheld from any payment to a holder exceeds the cash portion of the amount otherwise payable to the holder, Polar, New Polar Ontario and the Transfer Agent may sell or otherwise dispose of such portion of the consideration as is necessary to provide sufficient funds to Polar, New Polar Ontario or the Transfer Agent, as the case may be, to enable it to comply with such deduction or withholding requirement. Polar, New Polar Ontario or the Transfer Agent must notify the holder of any such sale and remit to such holder any unapplied balance of the net proceeds of such sale.

Ranking of Class A Exchangeable Shares

The Class A Exchangeable Shares are entitled to a preference over the common shares and any other shares of New Polar Ontario ranking junior to the Class A Exchangeable Shares with respect to the payment of dividends and the distribution of assets in the event of a liquidation, dissolution or winding-up of New Polar Ontario, whether voluntary or involuntary, or any other distribution of the assets of New Polar Ontario among its shareholders for the purpose of winding-up its affairs.

Certain Restrictions on the Class A Exchangeable Shares

New Polar Ontario will not without the approval of the holders of Class A Exchangeable Shares as set forth below under “- Amendment and Approval of Class A Exchangeable Shares”:

(a)
pay any dividends on the common shares of New Polar Ontario, or any other shares ranking junior to the Class A Exchangeable Shares, other than stock dividends payable in common shares of New Polar Ontario or any such other shares ranking junior to the Class A Exchangeable Shares, as the case may be;

(b)	redeem, purchase or make any capital distribution in respect of the common shares of New Polar Ontario or any other shares ranking junior to the Class A Exchangeable Shares;

(c)	redeem or purchase any other shares of New Polar Ontario ranking equally with the Class A Exchangeable Shares with respect to the payment of dividends or on any other liquidation or distribution; or

(d)
issue any Class A Exchangeable Shares or any other shares of New Polar Ontario ranking equally with, or superior to, the Class A Exchangeable Shares other than by way of stock dividends to the holders of such Class A Exchangeable Shares.

The restrictions in paragraphs (a), (b), (c) and (d) above will not apply at any time when the dividends on the outstanding Class A Exchangeable Shares corresponding to dividends declared and paid on Polar Shares have been declared and paid in full.

Amendment and Approval of Class A Exchangeable Shares

The rights, privileges, restrictions and conditions attaching to the Class A Exchangeable Shares may be added to, changed or removed only with the approval of the holders thereof together with such other approvals as would be required under the OBCA. Any such approval or any other approval or consent to be given by the holders of Class A Exchangeable Shares will be deemed to have been sufficiently given in accordance with applicable law subject to a minimum requirement that such approval or consent be evidenced by a resolution passed by not less than two-thirds of the votes cast on such resolution at a meeting of the holders of Class A Exchangeable Shares duly called and held at which holders of at least 25% of the outstanding Class A Exchangeable Shares are present or represented by proxy. In the event that no such quorum is present at such meeting within one-half hour after the time appointed therefor, then the meeting will be adjourned to such place and time (not less than 5 days later) as may be designated by the Chairman of such meeting. At such adjourned meeting, the holders of Class A Exchangeable Shares present or represented by proxy may transact the business for which the meeting was originally called and a resolution passed thereat by the affirmative vote of not less than two-thirds of the votes cast on such resolution will constitute the approval or consent of the holders of Class A Exchangeable Shares.

Support Agreement

Pursuant to the Support Agreement, Polar has made the following covenants in favour of New Polar Ontario and Callco for so long as any Class A Exchangeable Shares (other than Class A Exchangeable Shares owned by Polar or its Affiliates) remain outstanding:

(a)
Polar will not declare or pay dividends on Polar Shares unless New Polar Ontario is able to declare and pay and simultaneously declares and pays, as the case may be, an equivalent dividend on the Class A Exchangeable Shares;

(b)
Polar will advise New Polar Ontario in advance of the declaration of any dividend on Polar Shares and ensure that the declaration date, record date and payment date for dividends on the Class A Exchangeable Shares are the same as that for the corresponding dividend on Polar Shares;

(c)	Polar will ensure that the record date for any dividend declared on Polar Shares is not less than ten Business Days after the declaration date of such dividend:

(d)
Polar will take all actions and do all things reasonably necessary or desirable to enable and permit New Polar Ontario, in accordance with applicable law, to pay and otherwise perform its obligations with respect to the satisfaction of the applicable New Polar Ontario Liquidation Amount, Class A Redemption Price or Class A Retraction Price in the event of a liquidation, dissolution or winding-up of New Polar Ontario, a Retraction Request by a holder of Class A Exchangeable Shares or a redemption of Class A Exchangeable Shares by New Polar Ontario, as the case may be;

(e)
Polar will take all actions and do all things reasonably necessary or desirable to enable and permit Callco, in accordance with applicable law, to perform its obligations arising upon the exercise by it of the Call Rights, including the delivery of Polar Shares in accordance with the provisions of the applicable Call Right; and

(f)
Polar will not (and will ensure that Callco and its Affiliates do not) exercise its vote as a shareholder of New Polar Ontario to initiate the voluntary liquidation, dissolution or winding-up of New Polar Ontario (or any other distribution of the assets of New Polar Ontario among its shareholders for the purpose of winding-up its affairs) nor take any action or omit to take any action (and will not permit Callco or any of its Affiliates to take any action or omit to take any action) that is designed to result in the liquidation, dissolution, or winding-up of New Polar Ontario or any other distribution of the assets of New Polar Ontario among its shareholders for the purpose of winding-up its affairs.

The Support Agreement and the Exchangeable Share Provisions provide that, without the prior approval of New Polar Ontario and the holders of the Class A Exchangeable Shares as described above under “- Amendment and Approval of Class A Exchangeable Shares”, Polar will not issue or distribute additional Polar Shares, securities exchangeable for or convertible into or carrying the rights to acquire Polar Shares or rights, options or warrants to subscribe therefore, or other assets to all or substantially all of the holders of Polar Shares, nor change Polar Shares, unless the same or an economically equivalent distribution of or change to the Class A Exchangeable Shares (or in the rights of the holders thereof) is made simultaneously.

The New Polar Ontario board of directors is conclusively empowered to determine, in good faith and in its sole discretion, whether any corresponding distribution of or change to the Class A Exchangeable Shares is the same as or economically equivalent to any proposed distribution of or change to Polar Shares. In the event of any proposed tender offer, share exchange offer, issuer bid, take-over bid or similar transaction with respect to and in connection with which the Class A Exchangeable Shares are not redeemed by New Polar Ontario or purchased by Callco pursuant to the Redemption Call Right, the Polar will use reasonable efforts to take all actions necessary or desirable to enable holders of Class A Exchangeable Shares to participate in such transaction to the same extent and on an economically equivalent basis as the holders of Polar Shares.

New Polar Ontario is required to notify Polar and Callco of the occurrence of certain events, such as the liquidation, dissolution or winding-up of New Polar Ontario, and New Polar Ontario’s receipt of a Retraction Request from a holder of Class A Exchangeable Shares.

Under the Support Agreement, Polar has agreed not to exercise any voting rights attached to the Class A Exchangeable Shares owned by it or any of its Affiliates, including Callco, on any matter considered at meetings of holders of Class A Exchangeable Shares.  In addition, Polar has undertaken to waive, and cause its Affiliates to waive, any dividends declared on the Class A Exchangeable Shares which might be payable to Polar and its Affiliates.

With the exception of administrative changes for the purpose of adding covenants which are not prejudicial to the holders of Class A Exchangeable Shares, making certain necessary amendments or curing ambiguities or clerical errors (in each case, provided that the board of directors of each of Polar, New Polar Ontario and Callco are of the opinion that such amendments are not prejudicial to the rights or interests of the holders of Class A Exchangeable Shares), the Support Agreement may not be amended without the approval of the holders of Class A Exchangeable Shares as set forth above under “- Amendment and Approval of Class A Exchangeable Shares”.

Retraction, Redemption, Call Rights and Purchase for Cancellation of Class B Exchangeable Shares

Retraction of Class B Exchangeable Shares

Subject to the exercise by Callco of its Retraction Call Right, holders of Class B Exchangeable Shares are entitled at any time following the Effective Time to retract (i.e., require New Polar Ontario to redeem) any or all of the Class B Exchangeable Shares held by such holder for an amount per share equal to the Class B Retraction Price. Holders of Class B Exchangeable Shares may effect such retraction by presenting a certificate or certificates to New Polar Ontario or to the Transfer Agent representing the number of Class B Exchangeable Shares the holder desires to retract together with a duly executed Retraction Request indicating the number of Class B Exchangeable Shares the holder desires to retract and the Retraction Date upon which the holder desires to receive the Class B Retraction Price, and such other documents as may be required to effect the retraction of the Retracted Shares. The retraction of Retracted Shares shall not affect the obligation of New Polar Ontario to pay dividends declared on the Retracted Shares prior to the date of their retraction.

When a holder requests New Polar Ontario to redeem Retracted Shares, Callco will have an overriding Retraction Call Right to purchase on the Retraction Date all, but not less than all, of the Retracted Shares, at a purchase price per share equal to the Class A Retraction Price plus, on the designated payment date therefor, to the extent not paid by New Polar Ontario, the applicable dividend amount, if any. To the extent that Callco pays the applicable dividend amount, if any, in respect of the Retracted Shares, New Polar Ontario shall no longer be obligated to pay any declared and unpaid dividends on such Retracted Shares. Upon receipt of a Retraction Request, New Polar Ontario will immediately notify Callco. Callco must then advise New Polar Ontario within five Business Days as to whether the Retraction Call Right will be exercised. If Callco does not so advise New Polar Ontario, New Polar Ontario will notify the holder as soon as possible thereafter that Callco will not exercise the Retraction Call Right. If Callco advises New Polar Ontario that Callco will exercise the Retraction Call Right within such five Business Day period, then, provided the Retraction Request is not revoked by the holder as described below, the Retraction Request shall thereupon be considered only to be an offer by the holder to sell the Retracted Shares to Callco in accordance with the Retraction Call Right.

A holder may revoke its Retraction Request, in writing, at any time prior to the close of business on the Business Day immediately preceding the Retraction Date, in which case the Retracted Shares will neither be purchased by Callco nor be redeemed by New Polar Ontario. If the holder does not revoke its Retraction Request, then on the Retraction Date the Retracted Shares will be purchased by Callco or redeemed by New Polar Ontario, as the case may be, in each case as set out above.

New Polar Ontario or Callco, as the case may be, will deliver or cause the Transfer Agent to deliver (i) certificates, representing the aggregate number of Polar Preferred Shares equal to which the holder is entitled, registered in the name of the holder or in such other name as the holder may request, and (ii) if applicable, a check for the aggregate applicable dividend amount, if any to the holder at the address recorded in the securities register or at the address specified in the holder’s Retraction Request or by holding the same for pick up by the holder at the registered office of New Polar Ontario or the office of the Transfer Agent as specified by New Polar Ontario, in each case less any amounts withheld on account of tax required to be deducted and withheld therefrom.

Pursuant to the terms of the Exchangeable Share Provisions, the Retraction Date will be between 15 to 20 Business Days after the Retraction Request is received. During this time, the market price of Polar Preferred Shares may increase or decrease. Any such increase or decrease would affect the value of Polar Preferred Shares to be received by the holder on the Retraction Date.

If, as a result of solvency requirements, as set out in the Support Agreement or applicable law, New Polar Ontario is not permitted to redeem all Retracted Shares tendered by a retracting holder, and provided Callco has not exercised its Retraction Call Right with respect to such Retracted Shares, New Polar Ontario will redeem only those Retracted Shares tendered by the holder as would not be contrary to such provisions or applicable law and Callco, on behalf of the holder of any Retracted Shares not so redeemed by New Polar Ontario, will exercise the Exchange Right and will require Polar to purchase such Retracted Shares on the Retraction Date pursuant to the exercise of the Exchange Right.

Redemption of Class B Exchangeable Shares

Subject to applicable law and the exercise by Callco of the Redemption Call Right, on the Redemption Date, New Polar Ontario will redeem all, but not less than all, of the then outstanding Class B Exchangeable Shares for an amount per share equal to the Class B Redemption Price plus, on the designated payment date thereof, all declared and unpaid dividends on each Class B Exchangeable Share held by a holder on any dividend record date which occurred prior to the Redemption Date. The Redemption Date will be established by the board of directors of New Polar Ontario in the circumstances described below under “- Redemption”. New Polar Ontario will, at least 60 days prior to the Redemption Date, or such number of days as the board of directors of New Polar Ontario may determine to be reasonably practicable under the circumstances in respect of a Redemption Date arising in connection with a Polar Control Transaction, provide the registered holders of Class B Exchangeable Shares with written notice of the proposed redemption of the Class B Exchangeable Shares by New Polar Ontario or the purchase of the Class B Exchangeable Shares by Callco pursuant to the Redemption Call Right described below.

On or after the Redemption Date and provided Callco has not exercised its Redemption Call Right, upon the holder’s presentation and surrender of the certificates representing the Class B Exchangeable Shares and such other documents as may be required at the office of the Transfer Agent or the registered office of New Polar Ontario, New Polar Ontario will deliver the Class B Redemption Price plus the aggregate amount of any declared and unpaid dividends to such holder by mailing certificates, representing the aggregate number of Polar Preferred Shares to which the holder is entitled, registered in the name of the holder or such other name as the holder may request and, if applicable, a check for the aggregate amount of such declared and unpaid dividends to the holder at the address of the holder recorded in the securities register or by holding the same for pick up by the holder at the registered office of New Polar Ontario or the office of the Transfer Agent as specified in the written notice of redemption, in each case, less any amounts withheld on account of tax required to be deducted and withheld therefrom.

Callco will have an overriding Redemption Call Right to purchase on the Redemption Date all, but not less than all, of the Class B Exchangeable Shares then outstanding (other than Class B Exchangeable Shares held by Polar and its Affiliates) for an amount per share equal to the Class B Redemption Price plus all declared and unpaid dividends, if any. Upon the exercise of the Redemption Call Right, holders will be obligated to sell their Class B Exchangeable Shares to Callco. If Callco exercises the Redemption Call Right, New Polar Ontario’s right and obligation to pay any declared and unpaid dividends in respect of the Class B Exchangeable Shares so purchased by Callco will be fully satisfied by the payment by Callco of such amount.

Redemption

In certain circumstances, New Polar Ontario has the right to require a redemption of the Class B Exchangeable Shares. An early redemption may occur upon (i) there being fewer than 10% of the initial number of Class B Exchangeable Shares outstanding on the Effective Date still outstanding (other than Class B Exchangeable Shares held by Polar and its Affiliates and subject to certain “anti-dilution” adjustments described in the Exchangeable Share Provisions); or (ii) the occurrence of a Polar Control Transaction.

A Polar Control Transaction means any merger, amalgamation, tender offer, material sale of shares or rights or interests therein or thereto or similar transactions involving Polar, or any proposal to do so. If a Polar Control Transaction occurs, provided that the board of directors of New Polar Ontario determines, in good faith and in its sole discretion, that it is not reasonably practicable to substantially replicate the terms and conditions of the Class B Exchangeable Shares in connection with such Polar Control Transaction and that the redemption of all, but not less than all, of the outstanding Class B Exchangeable Shares is necessary to enable the completion of such Polar Control Transaction in accordance with its terms, the board of directors of New Polar Ontario may fix the Redemption Date to such date as the board of directors of New Polar Ontario may determine, upon such number of days prior written notice to the registered holders of Class B Exchangeable Shares as the board of directors of New Polar Ontario may determine to be reasonably practicable in such circumstances.

Purchase for Cancellation

Subject to applicable law, New Polar Ontario may at any time and from time to time purchase for cancellation all or any part of the outstanding Class B Exchangeable Shares at any price by tender to all the holders of record of Class B Exchangeable Shares then outstanding or through the facilities of any stock exchange on which the Class B Exchangeable Shares are listed or quoted at any price per share.

Voting, Dividend and Liquidation Rights of Holders of Class B Exchangeable Shares and Withholding Rights

Voting Rights with Respect to New Polar Ontario

Except as required by law, the Support Agreement, the Exchange Trust Agreement and by Article VI.10 of the Exchangeable Share Provisions, the holders of Class B Exchangeable Shares are not entitled as such to receive notice of or attend any meeting of shareholders of New Polar Ontario or to vote at any such meeting (see “- Amendment and Approval of Class B Exchangeable Shares” below).

Dividend Rights

Holders of Class B Exchangeable Shares are entitled to receive, subject to applicable law, dividends: (i) in the case of a cash dividend declared on Polar Preferred Shares, in an amount in cash for each Class B Exchangeable Share corresponding to the cash dividend declared on each Polar Preferred Share; (ii) in the case of a stock dividend declared on Polar Preferred Shares to be paid in Polar Preferred Shares, in such number of Class B Exchangeable Shares for each Class B Exchangeable Share as is equal to the number of Polar Preferred Shares to be paid on each Polar Preferred Share; or (iii) in the case of a dividend declared on Polar Preferred Shares in property other than cash or Polar Preferred Shares, in such type and amount of property as is the same as, or economically equivalent to (as determined by New Polar Ontario’s board of directors, in good faith and in its sole discretion) the type and amount of property declared as a dividend on each Polar Preferred Share. Cash dividends on the Class B Exchangeable Shares are payable in U.S. dollars or the Canadian dollar equivalent thereof, at the option of New Polar Ontario. The declaration date, record date and payment date for dividends on the Class B Exchangeable Shares will be the same as the relevant dates for the corresponding dividends on Polar Preferred Shares.

Liquidation Rights with Respect to New Polar Ontario

In the event of the liquidation, dissolution or winding-up of New Polar Ontario or any other proposed distribution of the assets of New Polar Ontario among its shareholders for the purpose of winding-up its affairs, each holder of Class B Exchangeable Shares will have, subject to applicable law, preferential rights to receive from New Polar Ontario for each Class B Exchangeable Share held by such holder the New Polar Ontario Liquidation Amount plus the amount of all declared and unpaid dividends on each such Class B Exchangeable Share held by such holder on any dividend record date which occurred prior to the Liquidation Date. Upon the occurrence of such liquidation, dissolution or winding-up, Callco will have an overriding Liquidation Call Right to purchase all of the outstanding Class B Exchangeable Shares (other than Class B Exchangeable Shares held by Polar or its Affiliates) from the holders thereof on the Liquidation Date for an amount per share equal to the New Polar Ontario Liquidation Amount plus any applicable dividend amount. In the event that Callco exercises its Liquidation Call Right and pays the applicable dividend amount, if any, the right of the holder of the Class B Exchangeable Shares so purchased to receive declared and unpaid dividends from New Polar Ontario shall be fully satisfied and discharged.

Upon the occurrence and during the continuance of an Insolvency Event, a holder of Class B Exchangeable Shares are entitled to instruct Callco to exercise the Exchange Right with respect to any or all of the Class B Exchangeable Shares held by such holder, thereby requiring Polar to purchase such Class B Exchangeable Shares from the holder. As soon as practicable following the occurrence of an Insolvency Event or any event which may, with the passage of time and/or the giving of notice, become an Insolvency Event, New Polar Ontario and Polar will give written notice thereof to Callco. As soon as practicable thereafter, Callco will notify each holder of Class B Exchangeable Shares of such event or potential event and will advise the holder of its rights with respect to the Exchange Right. The purchase price payable by Polar for each Class B Exchangeable Share purchased under the Exchange Right will be satisfied by the issuance of one Polar Preferred Share plus, to the extent not paid by New Polar Ontario on the designated payment date thereof, the amount of all declared and unpaid dividends on each such Class B Exchangeable Share held by such holder on any dividend record date which occurred prior to the closing of such purchase and, upon receipt of such amount, the holder shall no longer be entitled to receive any declared and unpaid dividends from New Polar Ontario.

Liquidation Rights with Respect to Polar

In order for the holders of Class B Exchangeable Shares to participate on a pro rata basis with the holders of Polar Preferred Shares, on the third Business Day prior to the effective date of a Polar Liquidation Event, each Class B Exchangeable Share will, pursuant to the Automatic Exchange Right, automatically be exchanged for an equivalent number of Polar Preferred Shares plus, to the extent not paid by New Polar Ontario on the designated payment date thereof, the amount of all declared and unpaid dividends on each such Class B Exchangeable Share held by such holder on any dividend record date which occurred prior to the date of such exchange and, upon receipt of the amount of such declared and unpaid dividends, the right of the holder of Class B Exchangeable Shares to receive declared and unpaid dividends from New Polar Ontario shall be fully satisfied and discharged. Upon a holder’s request and surrender of Class B Exchangeable Share certificates, duly endorsed in blank and accompanied by such instruments of transfer as Polar may reasonably require, Polar will deliver to such holder certificates representing an equivalent number of Polar Preferred Shares, plus a check for the amount of such dividends, if any, for the Class B Exchangeable Shares exchanged by such holder pursuant to the Automatic Exchange Right. For a description of certain Polar obligations with respect to the dividend and liquidation rights of the holders of Class B Exchangeable Shares, see “- Support Agreement”.

Withholding Rights

Polar, New Polar Ontario and the Transfer Agent are entitled to deduct and withhold from any dividends or consideration otherwise payable to any holder of Class B Exchangeable Shares or Polar Preferred Shares such amounts as Polar, New Polar Ontario or the Transfer Agent are required or permitted to deduct and withhold with respect to such payment under the Tax Act or any provision of provincial, state, local or foreign tax law.

Any amounts so withheld will be treated for all purposes as having been paid to the holder of the shares in respect of which such deduction and withholding was made, provided that such withheld amounts are actually remitted to the appropriate taxing authority. To the extent that the amount so required or permitted to be deducted or withheld from any payment to a holder exceeds the cash portion of the amount otherwise payable to the holder, Polar, New Polar Ontario and the Transfer Agent may sell or otherwise dispose of such portion of the consideration as is necessary to provide sufficient funds to Polar, New Polar Ontario or the Transfer Agent, as the case may be, to enable it to comply with such deduction or withholding requirement. Polar, New Polar Ontario or the Transfer Agent must notify the holder of any such sale and remit to such holder any unapplied balance of the net proceeds of such sale.

Ranking of Class B Exchangeable Shares

The Class B Exchangeable Shares are entitled to a preference over the common shares and any other shares of New Polar Ontario ranking junior to the Class B Exchangeable Shares with respect to the payment of dividends and the distribution of assets in the event of a liquidation, dissolution or winding-up of New Polar Ontario, whether voluntary or involuntary, or any other distribution of the assets of New Polar Ontario among its shareholders for the purpose of winding-up its affairs.

Certain Restrictions on the Class B Exchangeable Shares

New Polar Ontario will not without the approval of the holders of Class B Exchangeable Shares as set forth below under “- Amendment and Approval of Class B Exchangeable Shares”:

(a)
pay any dividends on the common shares of New Polar Ontario, or any other shares ranking junior to the Class B Exchangeable Shares, other than stock dividends payable in common shares of New Polar Ontario or any such other shares ranking junior to the Class B Exchangeable Shares, as the case may be;

(b)	redeem, purchase or make any capital distribution in respect of the common shares of New Polar Ontario or any other shares ranking junior to the Class B Exchangeable Shares;

(c)	redeem or purchase any other shares of New Polar Ontario ranking equally with the Class B Exchangeable Shares with respect to the payment of dividends or on any other liquidation or distribution; or

(d)
issue any Class B Exchangeable Shares or any other shares of New Polar Ontario ranking equally with, or superior to, the Class B Exchangeable Shares other than by way of stock dividends to the holders of such Class B Exchangeable Shares.

The restrictions in paragraphs (a), (b), (c) and (d) above will not apply at any time when the dividends on the outstanding Class B Exchangeable Shares corresponding to dividends declared and paid on Polar Preferred Shares have been declared and paid in full.

Amendment and Approval of Class B Exchangeable Shares

The rights, privileges, restrictions and conditions attaching to the Class B Exchangeable Shares may be added to, changed or removed only with the approval of the holders thereof together with such other approvals as would be required under the OBCA. Any such approval or any other approval or consent to be given by the holders of Class B Exchangeable Shares will be deemed to have been sufficiently given in accordance with applicable law subject to a minimum requirement that such approval or consent be evidenced by a resolution passed by not less than two-thirds of the votes cast on such resolution at a meeting of the holders of Class B Exchangeable Shares duly called and held at which holders of at least 25% of the outstanding Class B Exchangeable Shares are present or represented by proxy. In the event that no such quorum is present at such meeting within one-half hour after the time appointed therefor, then the meeting will be adjourned to such place and time (not less than 5 days later) as may be designated by the Chairman of such meeting. At such adjourned meeting, the holders of Class B Exchangeable Shares present or represented by proxy may transact the business for which the meeting was originally called and a resolution passed thereat by the affirmative vote of not less than two-thirds of the votes cast on such resolution will constitute the approval or consent of the holders of Class B Exchangeable Shares.

Support Agreement

Pursuant to the Support Agreement, Polar has made the following covenants in favour of New Polar Ontario and Callco for so long as any Class B Exchangeable Shares (other than Class B Exchangeable Shares owned by Polar or its Affiliates) remain outstanding:

(a)
Polar will not declare or pay dividends on Polar Preferred Shares unless New Polar Ontario is able to declare and pay and simultaneously declares and pays, as the case may be, an equivalent dividend on the Class B Exchangeable Shares;

(b)
Polar will advise New Polar Ontario in advance of the declaration of any dividend on Polar Preferred Shares and ensure that the declaration date, record date and payment date for dividends on the Class B Exchangeable Shares are the same as that for the corresponding dividend on Polar Preferred Shares;

(c)	Polar will ensure that the record date for any dividend declared on Polar Preferred Shares is not less than ten Business Days after the declaration date of such dividend:

(d)
Polar will take all actions and do all things reasonably necessary or desirable to enable and permit New Polar Ontario, in accordance with applicable law, to pay and otherwise perform its obligations with respect to the satisfaction of the applicable New Polar Ontario Liquidation Amount, Class B Redemption Price or Class B Retraction Price in the event of a liquidation, dissolution or winding-up of New Polar Ontario, a Retraction Request by a holder of Class B Exchangeable Shares or a redemption of Class B Exchangeable Shares by New Polar Ontario, as the case may be;

(e)
Polar will take all actions and do all things reasonably necessary or desirable to enable and permit Callco, in accordance with applicable law, to perform its obligations arising upon the exercise by it of the Call Rights, including the delivery of Polar Preferred Shares in accordance with the provisions of the applicable Call Right; and

(f)
Polar will not (and will ensure that Callco and its Affiliates do not) exercise its vote as a shareholder of New Polar Ontario to initiate the voluntary liquidation, dissolution or winding-up of New Polar Ontario (or any other distribution of the assets of New Polar Ontario among its shareholders for the purpose of winding-up its affairs) nor take any action or omit to take any action (and will not permit Callco or any of its Affiliates to take any action or omit to take any action) that is designed to result in the liquidation, dissolution, or winding-up of New Polar Ontario or any other distribution of the assets of New Polar Ontario among its shareholders for the purpose of winding-up its affairs.

The Support Agreement and the Exchangeable Share Provisions provide that, without the prior approval of New Polar Ontario and the holders of the Class B Exchangeable Shares as described above under “- Amendment and Approval of Class B Exchangeable Shares”, Polar will not issue or distribute additional Polar Preferred Shares, securities exchangeable for or convertible into or carrying the rights to acquire Polar Preferred Shares or rights, options or warrants to subscribe therefore, or other assets to all or substantially all of the holders of Polar Preferred Shares, nor change Polar Preferred Shares, unless the same or an economically equivalent distribution of or change to the Class B Exchangeable Shares (or in the rights of the holders thereof) is made simultaneously.

The New Polar Ontario board of directors is conclusively empowered to determine, in good faith and in its sole discretion, whether any corresponding distribution of or change to the Class B Exchangeable Shares is the same as or economically equivalent to any proposed distribution of or change to Polar Preferred Shares. In the event of any proposed tender offer, share exchange offer, issuer bid, take-over bid or similar transaction with respect to and in connection with which the Class B Exchangeable Shares are not redeemed by New Polar Ontario or purchased by Callco pursuant to the Redemption Call Right, the Polar will use reasonable efforts to take all actions necessary or desirable to enable holders of Class B Exchangeable Shares to participate in such transaction to the same extent and on an economically equivalent basis as the holders of Polar Preferred Shares.

New Polar Ontario is required to notify Polar and Callco of the occurrence of certain events, such as the liquidation, dissolution or winding-up of New Polar Ontario, and New Polar Ontario’s receipt of a Retraction Request from a holder of Class B Exchangeable Shares.

Under the Support Agreement, Polar has agreed not to exercise any voting rights attached to the Class B Exchangeable Shares owned by it or any of its Affiliates, including Callco, on any matter considered at meetings of holders of Class B Exchangeable Shares.  In addition, Polar has undertaken to waive, and cause its Affiliates to waive, any dividends declared on the Class B Exchangeable Shares which might be payable to Polar and its Affiliates.

With the exception of administrative changes for the purpose of adding covenants which are not prejudicial to the holders of Class B Exchangeable Shares, making certain necessary amendments or curing ambiguities or clerical errors (in each case, provided that the board of directors of each of Polar, New Polar Ontario and Callco are of the opinion that such amendments are not prejudicial to the rights or interests of the holders of Class B Exchangeable Shares), the Support Agreement may not be amended without the approval of the holders of Class B Exchangeable Shares as set forth above under “- Amendment and Approval of Class B Exchangeable Shares”.

Finder’s Fee

As part of the Transaction, we entered into a Letter Agreement dated June 22, 2011 with 2231470 Ontario Inc., an Ontario corporation, wherein we agreed to issue to 2231470 Ontario Inc. on closing of the Amalgamation 210,526 shares of Series A Preferred Stock. Such shares were issued by Polar to 2231470 Ontario Inc. on June 22, 2011.

Our Corporate Structure

As set forth in the following diagram, following the completion of the Transaction, New Polar Ontario and Callco are wholly-owned subsidiaries of Polar:

2.  Description of the Business

Business and Products

As a result of the completion of the Transactions, Polar has acquired the business of New Polar Ontario. As used in this section, “Polar” means Polar Wireless Corp., together with its subsidiaries after giving effect to the Transaction.

Polar is a mobile virtual network operator (“MVNO”). Polar’s solution is currently operable in over 213 countries providing what management believes to be the first global network solution for mobile users that reduces roaming surcharges while allowing users to maintain their home number and home carrier relationship.

The Polar chip (the “Polar SIM”) is a multifunctional miniature electronic device for mobile phones. It is a SIM card overlay that fits in a user’s cellular phone in conjunction with the main, mobile operator’s SIM card. Due to its thin, single-chip design, the Polar SIM is compatible with most GSM (Global System for Mobile Communications) cellular phones. The Polar SIM is made up of a microprocessor mounted on PCB.  Due to the powerful microprocessor, the Polar SIM can store up to 200 IMSIs (International Mobile Subscriber Identity) effectively allowing for a local rate profile wherever a carrier agreement is available.  As a result of the completion of the Transaction, Polar owns the right, title and interest in and to the intellectual property relating to the Polar SIM Card (patent pending).

Based on a simple SIM card format, the Polar SIM is inserted into GSM mobile phones alongside the phone’s home SIM card.  Installation consists of one fairly simple procedure: open the cell phone and insert the Polar SIM along with the main mobile operator’s SIM card. When turning the cell phone on with a Polar SIM inserted for the first time, the phone will automatically initialize and then ask user to enter a new pin code for security purposes. After that, no user action will be required (unless the user needs to change settings or obtain additional information). These additional functions are available through a built-in user interface which can be activated by clicking on the Polar program icon, which automatically appears among the phone’s applications while the Polar SIM is inserted. In addition, Polar has an auto-update feature which allows for automatic firmware updates over the air. This feature serves various purposes, from maintaining software releases to activating Polar’s features according to the subscriber’s profile and needs.

Once active, a Polar-powered mobile phone routes all calls through its carrier partner’s infrastructure.  As a result, the subscriber is able to avoid using high priced services from their home carrier when travelling outside of their network or making international calls.  The Polar “no roam function” activates when subscribers leave their wireless home jurisdiction.  When the “no roam function” is active, the Polar SIM intercepts all communications services and routes these to low-cost international and long-distance phone channels (callback or direct dial service), low-cost SMS and MMS text messages and low cost data roaming.  The Polar long distance saver account is active whenever the Polar SIM is present in the mobile handset.  The Polar SIM optimizes the value of every call by selecting the provider with the lowest call completion rates during call set-up.  Polar-powered devices automatically establish and utilize call forwarding features as well.  All deployed Polar SIMs have their telephony supported by Polar servers that manage the account, decrement minutes in lieu of billing and settle with foreign telecom entities.  Polar application servers currently process call records from its network data centres in Canada and Germany with additional sites planned based on distributor partnerships.

Management of Polar believes that the Polar SIM is the first travel SIM chip product that does not require users to change behavior.  Unlike other roaming or long distance calling solutions, Polar allows its subscribers to keep their existing mobile phone, phone number and dialing protocol while taking advantage of Polar’s discounted rates. A major benefit of the Polar solution is ease of use when compared to competitive SIM solutions.  To the knowledge of management of Polar, every travel SIM on the market requires users to replace their current SIM with a new one containing an alternate number.  A change of SIM requires the user to adopt new contact information, inform contacts of the traveler’s plans and warn others against potentially high long distance charges.

Management believes that its key strategic advantage lies in the architecture built around the Polar SIM and the call flows and processing that support the device for the benefit of the subscriber.  This advantage is further enhanced by the multiple exclusive carrier agreements Polar has entered into with major global carriers.

To date, Polar has entered into definitive distribution arrangements with SKT-Project in Russia (in respect of each the countries comprising the former Soviet Union and several European countries), Hasan Associates (Private) Limited (HAL) in Pakistan (in respect of Pakistan and the United Arab Emirates) and a number of significant carriers agreements with respect to North America, Russia and the European Union.  Pursuant to the agreement with SKT-Project, Polar has to date shipped over 15,000 Polar SIMs as part of a 50,000 unit pilot project.

Special Note Regarding Third-Party Data

This Current Report on Form 8-K includes and incorporates by reference information with respect to market share and industry conditions from third-party sources or based upon our estimates using such sources when available. While we believe that such information and estimates are reasonable and reliable, we have not independently verified any of the data from third-party sources.  Similarly, our internal research is based upon our understanding of industry conditions, and such information has not been verified by any independent sources.

Market

According to Informa Research, global roaming is estimated to be a US$23 billion market worldwide, with over 300 million global roamers making in excess of 22 billion outbound calling minutes.  Further, outbound roaming voice traffic is expected to grow to 70 billion minutes by 2011, representing annual voice traffic growth of 69% since 2008. At just US$0.25/minute, 70 billion minutes creates a market potential of US$17.5 billion in revenue for voice services.  SMS messaging and data are also exhibiting strong growth trends as smart handsets exhibit strong performance in new handset sales.

Polar’s global solution targets service to GSM mobile subscribers.  Of the 4.3 billion estimated mobile subscribers worldwide, approximately 81% are GSM (3.47 billion).  Polar has launched the first travel SIM that works in conjunction with the subscriber’s home provider.  Polar’s technology allows users to be reached with their current mobile number anywhere in the world without roaming fees.

Because the market for a travel wireless solution is global, management of Polar intends to manage a controlled, phased launch over time in order to deliver customer service, adjust to market feedback and ensure system resource operability. With strategic marketing and distribution partners, Polar plans to launch a multi-tier direct marketing campaign.

The Polar solution overall addresses the following markets:

1.	A low-cost prepaid global roaming solution that works in virtually every country worldwide; and

2.	A prepaid long distance solution (provides retail calling card simplicity and price without the inconvenience of access codes).

The target markets for these segments include:

•	International Business Travelers - who want a unified solution for their international communications needs. This audience is comprised of small / medium businesses as well as Fortune 500 companies.

•	International Leisure Travelers – who want to use their mobile devices while roaming but worry about high roaming charges.

•	Travel Professionals – transportation, travel and tourism professionals who service the traveling public and are always on the move.

•	International Students – who want to avoid roaming charges and wish to maintain contact using their own phone number.

•	International Second Homeowners - who want the same reach number in both homes.

•	Expatriate workers and their families - who want a local mobile number in multiple locations with local rates for and to friends and family.

•	Long-Distance Callers - who want to continue to use their existing cellular phone to make calls, but for whom their current provider’s long distance rates create a barrier to telephone use.

•
Foreign Nationals –This group has traditionally found retail prepaid calling cards the most cost-efficient method for calling back to the country of origin.  The Polar SIM provides the convenience of their own cellular phone and number at the competitive prices associated with prepaid cards.

•
Military –Troops abroad and families with forward-deployed service men and women are traditionally heavy international callers.  The global roaming solution will work with existing phones for forward deployed troops, and the international calling plan from the home jurisdiction will offer a competitive solution to the prepaid card solution.

Polar’s primary target market is the international traveler with a GSM mobile communications device. Polar believes it will deliver significant savings to its subscribers and generate significant revenues by satisfying this growing market demand globally, not only for carrier-quality voice, but also SMS messaging and data services.

For cellular phone users who are not frequent travelers, the Polar product can replace higher priced long distance charges on their existing cellular phone bill.

3.  Risk Factors

Polar operates in a rapidly changing environment that involves numerous risks, some of which are beyond our control.  The following discussion highlights some of these risks.

Risks Related to the Business

We have incurred substantial losses and we have a negative cash flow from operations and negative working capital.  We have incurred losses since inception and we have incurred negative cash flow from operations during each of the last two years and have negative working capital as of April 30, 2010 and January 31, 2011.  As at April 30, 2010, Polar has had a loss from operations of US$830,429, an accumulated deficit of US$902,702 and a working capital deficit of US$522,519. As result, in its audit report dated August 13, 2010, Polar’s auditors have expressed an opinion that substantial doubt exists as to whether Polar can continue as a going concern.  As at January 31, 2011, on a pro forma basis, Polar has had a loss from operations of US$3,071,091, an accumulated deficit of US$3,573,793 and a working capital deficit of US$3,779,479.  We believe that if we do not raise additional capital within three months of the effective date of this Current Report on Form 8-K, we may be required to suspend or cease the implementation of our business plans.  Because Polar has been issued an opinion by its auditors that substantial doubt exists as to whether it can continue as a going concern it may be more difficult to attract investors.

Polar’s ability to achieve and maintain profitability and positive cash flow is dependent upon: (i) Polar’s ability to locate sufficient distributors who will purchase its products and use its services; and (ii) Polar’s ability to generate sufficient cash revenues. If Polar’s revenue grows more slowly than anticipated, or if Polar’s operating expenses are higher than expected, Polar may not be able to achieve, sustain or increase profitability, in which case Polar’s financial condition will suffer and the Company’s stock price could decline. Failure to generate sufficient cash revenues could also cause Polar to go out of business.

We have a limited relevant operating history, and we may not achieve profitability.  Our company has had a cumulative net loss from inception.  Our needs for continued expenditures for our planned operations will make it difficult for us to reduce our operating expenses in order to deal with lack of revenue growth or unanticipated reductions in existing sales.  Our failure to balance expenditures in any period with sales could have a material adverse effect on results of operations.

We have a limited operating history upon which an evaluation of our prospects can be made.  The business of New Polar Ontario commenced operations in 2010, and Polar has limited experience in the highly competitive long distance and roaming industry.  Polar’s prospects must be considered in light of the risks, expenses and difficulties frequently encountered in the establishment of a new company and the development of new products in established and crowded markets in a highly-competitive industry.  There are also risks, expenses and difficulties encountered in the shift from development to commercialization of new products.  There can be no assurance that we will be able to implement successfully our development, manufacturing, and marketing strategies, generate meaningful revenues, or attain or maintain profitable operations.  The possibility of our future success must be considered relative to the problems, challenges, complications and delays frequently encountered in connection with the development and operation of a new business, and the development and marketing of relatively new products such as the Polar SIM Although management believes that it has relevant work experience in similar industries, there can be no assurance that Polar will be successful in operating and growing its business.  If Polar is not successful in operating and growing its business, its results of operations and financial condition may be materially and adversely affected.

We will need significant financing to implement our business plan. To execute on our business plan, we will require significant financing in the immediate future.  There may continue to be a need for additional financing, through debt or the issuance of additional equity securities or a combination of both, to implement our business objectives and to fund operating losses until Polar becomes cash flow positive.  Additionally, the nature of Polar’s business activities may require the availability of additional funds in the future due to more rapid growth than is forecast, and thus, Polar may need additional capital or credit lines to continue that rate of business growth. Polar’s ability to obtain financing will depend on, among other things Polar’s business plans, operating performance and condition of the capital markets at the time Polar seeks financing. There can be no assurance that additional financing will be available to Polar on favourable terms when required, or at all. If Polar raises additional funds through the issuance of equity, equity linked or debt securities, those securities may have rights, preferences or privileges senior to the rights of the shares of common stock, and shareholders may experience dilution.

Our ability to implement our business plan depends on our ability to attract and retain key personnel.  Our future success depends to a significant extent on the continued services of Our senior management and other key personnel, including Kelly O’Dea, our Chairman, George Perlin, our President and Chief Executive Officer, and Vladimir Aleynikov, our Chief Technology Officer. The loss of any of these officers or directors would likely have a significantly detrimental effect on our business.  We have not obtained key man life insurance policies on the life of Messrs. O’Dea, Perlin or Aleynikov. Polar may experience difficulty in hiring and retaining highly skilled employees with appropriate qualifications as a result of Polar’s financial condition and stage of development. Our prospects will also depend on our ability to attract and retain highly qualified sales, marketing, and managerial personnel.  Competition for such personnel is intense, and there can be no assurance that we will be able to employ or retain such personnel. If we do not succeed in retaining and motivating our current personnel, or attracting new personnel, our business, and our ability to develop and execute on our business strategies, will be materially harmed.

If Polar products do not gain widespread market acceptance, results of operations will suffer.  Although studies have indicated that the Polar products can significantly reduce the cost of international mobile calls, management cannot be certain that the products will achieve widespread acceptance by the market.  If any unanticipated problem arises concerning the efficacy of the Polar SIM or any of the other new products we may bring to market, or if one or more of these products fails to achieve widespread market acceptance because of a lack of marketing capital or for any other reason, our operating results and prospects would be materially adversely affected.

Unanticipated problems associated with product development and commercialization could adversely affect our operating results.  The successful development of our existing and new products is subject to the risks of failure and delay inherent in the development and commercialization of products based on innovative technologies.  These risks include the possibilities that:

•	we may experience unanticipated or otherwise negative research and development results;

•	existing or proposed products may be found to be ineffective or unsafe, or may otherwise fail to receive required regulatory clearances or approvals;

•	we may find that existing or proposed products, while effective, are uneconomical to commercialize or market;

•	existing or proposed products may not achieve broad market acceptance; and/or

•	proprietary rights held by third parties preclude us from developing or marketing existing or proposed products.

Our inability to develop and commercialize our existing products or any new products on a timely basis and within our financial budgets could have a material adverse effect on operating results and future prospects.

Government regulation may restrict our ability to sell our products.  We are subject to various federal, state and local laws and regulations affecting our business.  Our products are subject to regulation in certain countries.  If we do not comply with these regulations, regulators could force us to stop selling the affected products or require us to incur substantial costs in adopting measures to maintain compliance with these regulations.

We may fail to compete effectively against larger companies.  The low-cost telephone call industry is highly competitive.  We compete with companies in the United States and abroad that are engaged in the development of low-cost telephone call products.  Many of these companies have much greater financial and technical resources and production and marketing capabilities than we do.  Further, many of these companies have already achieved significant product acceptance and brand recognition with respect to products that compete directly with the Polar products.  Our competitors may successfully develop and market superior or less expensive products, which could render the current Polar product and other future Polar products less valuable or unmarketable.

If we are unable to protect our intellectual property or if we infringe on the intellectual property of others, our financial condition and future prospects could be materially harmed.  We rely significantly on the protections afforded by patent and trademark registrations that we routinely seek from the U.S. Patent and Trademark Office (USPTO) and from similar agencies in foreign countries.  We cannot be certain that any patent or trademark application that is filed will be approved by the USPTO or other foreign agencies.  In addition, we cannot be certain that we will be able to successfully defend any trademark, trade name or patent that we hold against claims from, or use by, competitors or other third parties.  No consistent policy has emerged from the USPTO or the courts regarding the breadth of claims allowed or the degree of protection afforded under biotechnology and similar patents.  Our future success will depend on our ability to prevent others from infringing on our proprietary rights, as well as our ability to operate without infringing upon the proprietary rights of others.  We may be required at times to take legal action to protect our proprietary rights and, despite our best efforts, we may be sued for infringing on the patent rights of others.  Patent litigation is costly and, even if we prevail, the cost of such litigation could adversely affect our financial condition.  If we do not prevail, in addition to any damages we might have to pay, we could be required to stop the infringing activity or obtain a license.  We cannot be certain that any required license would be available on acceptable terms, or at all.  If we fail to obtain a license, our business might be materially adversely affected.  In addition to seeking patent protection, we rely upon a combination of non-disclosure agreements, other contractual restrictions and trade secrecy laws to protect proprietary information.  There can be no assurance that these steps will be adequate to prevent misappropriation of our proprietary information or that our competitors will not independently develop technology or trade secrets that compete with our proprietary information.

We do not have manufacturing capabilities.  We currently do not have the physical or personnel resources to independently manufacture our product or any other products that we may develop.  We currently outsource all of our product manufacturing and packaging operations and intend to continue this outsourcing for the foreseeable future.  If we are unable to maintain suitable arrangements for manufacturing of our Polar product or any other products, or if our third party contractors fail to adequately perform their manufacturing operations, our sales and related financial results could be materially adversely affected.  If, in the future, we decide to establish our own manufacturing facilities, we will require substantial additional funds and significant additional personnel to undertake such operations.  We cannot be certain that such funding or a sufficient number of such qualified persons will be available.

Polar depends on third parties to provide reliable software, systems and related services. Polar depends on various third parties for technology, hardware, software, systems and related services. If for any reason one or more of these service providers becomes unable or unwilling to continue to provide services of acceptable quality, at acceptable costs and in a timely manner, our ability to deliver our product and service offerings to distributors and subscribers could be impaired. Polar would have to identify and qualify substitute service providers, which could be time consuming and difficult and could result in unforeseen operational difficulties. Although Polar is confident that alternative service providers are available, Polar cannot assure that it will be able to obtain such services on as favourable terms as Polar currently receives or in a timely manner.

Polar depends on mobile network operators to provide access to their infrastructure.  Polar negotiates wholesale service agreements with carriers in multiple regions to provide mobile services to consumers.  If, for any reason, one or more of these service providers becomes unable or unwilling to continue to provide services of acceptable quality, at acceptable costs and/or in a timely manner, our ability to deliver our communication services to subscribers could be impaired.  Polar would have to identify and qualify substitute service providers, which could be time consuming and difficult and could result in unforeseen operational difficulties. Although Polar is confident that alternative service providers are available, Polar cannot assure that it will be able to obtain such services on as favourable terms as Polar currently receives or in a timely manner.

System disruptions.  Our ability to attract and retain distributors and subscribers depends on the performance, reliability and availability of our products, services and network infrastructure. Such infrastructure may experience periodic service disruptions caused by temporary problems in our own systems or systems of third parties upon whom we rely to provide other services, which would decrease the satisfaction of users of our products and services and result in reduced revenue and damage to our goodwill. Prolonged disruption may cause serious and irreparable harm to our goodwill and future prospects.

Polar may not be successful in its efforts to expand into international markets. We plan to expand internationally. We have little experience operating in these or future market segments and may not benefit from any first-to-market advantages or otherwise succeed. It is costly to establish, develop and maintain international operations and websites. Our international operations may not be profitable on a sustained basis.

In addition to risks described elsewhere in this section, international sales and operations may be subject to a number of risks, including:

●	local economic and political conditions;

●
government regulation and restrictive governmental actions (such as trade protection measures, including export duties and quotas and custom duties and tariffs), nationalization and restrictions on foreign ownership;

●
restrictions on sales or distribution of certain products or services and uncertainty regarding liability for products, services and content, including uncertainty as a result of local laws, lack of legal precedent, and varying rules, regulations and practices regarding the distribution of products and enforcement of intellectual property rights;

●	limitations on the repatriation of funds and foreign currency exchange restrictions;

●	laws and policies of other jurisdictions affecting trade, foreign investment, loans and taxes; and

●	geopolitical events, including war and terrorism.

Polar is subject to a number of risks related to payments it accepts. We accept payments by a variety of methods, including credit card, debit card, direct debit from a subscriber’s bank account and physical bank cheque. As we offer new payment options to our subscribers, we may be subject to additional regulations, compliance requirements and fraud. For certain payment methods, including credit and debit cards, Polar pays interchange and other fees, which may increase over time and raise our operating costs and lower our profit margins. Polar is also subject to payment card association operating rules, certification requirements and rules governing electronic funds transfers, which could change or be reinterpreted to make it difficult or impossible for Polar to comply. If Polar fails to comply with these rules or requirements, we may be subject to fines and higher transaction fees and lose our ability to accept credit and debit card payments from our subscribers, process electronic funds transfers or facilitate other types of online payments, and our business and operating results could be adversely affected.

Polar could be liable for breaches of security on its websites.  Although we have developed systems and processes that are designed to protect consumer information and prevent fraudulent credit card transactions and other security breaches, failure to prevent or mitigate such fraud or breaches may adversely affect our operating results.

The effectiveness of our disclosure and internal controls may be limited.  Our disclosure controls and procedures, and internal controls over financial reporting, may not be sufficient to prevent errors and intentional misrepresentations. In the event that there are errors or misrepresentations in our historical financial statements, the company may be required to restate its financial statements. Any system of internal control can only provide reasonable assurance that all control objectives are met. Some of the potential risks involved could include, but are not limited to, management judgments, simple errors or mistakes, willful misconduct regarding controls or misinterpretation. There can be no assurance that existing controls will prevent or detect all material issues or be effective in future conditions, which could materially and adversely impact our financial results in the future, including its ability to report its financial statements in compliance with applicable laws.  Polar has unresolved staff comments from a letter dated May 2, 2011 from the staff of the SEC.  The substance of the staff comments are directed primarily at (i) existing material weaknesses in our internal control over financial reporting, the impact of the material weakness on our financial results as well as the steps we plan to take to remediate those material weaknesses, and (ii) existing material weaknesses in our disclosure controls and procedures and any remediation efforts that we plan to undertake to correct those material weaknesses.

We may be required to indemnify our directors and officers.  We have authority under Nevada Business Corporation Act to indemnify our directors and officers to the extent provided in that statute.  Our Articles of Incorporation, as amended, require Polar to indemnify each of our directors and officers against liabilities imposed upon them (including reasonable amounts paid in settlement) and expenses incurred by them in connection with any claim made against them or any action, suit or proceeding to which they may be a party by reason of their being or having been a director or officer of the company.

We intend to enter into indemnification agreements with each of our officers and directors containing provisions that may require us, among other things, to indemnify our officers and directors against certain liabilities that may arise by reason of their status or service as officers or directors (other than liabilities arising from willful misconduct of a culpable nature) and to advance their expenses incurred as a result of any proceeding against them as to which they could be indemnified.  Management believes that such indemnification provisions and agreements are necessary to attract and retain qualified persons as directors and executive officers.

Risks Related to Our Common Stock

The large number of shares eligible for immediate and future sales may depress the price of our stock.  Our Articles of Incorporation, as amended, authorize the issuance of 200,000,000 shares of common stock, par value US$0.001 per share, and 10,000,000 shares of preferred stock, par value US$0.001 per share.  As of June 22, 2011, we had outstanding 68,000,000 shares of common stock.  Also, as of June 22, 2011, we had outstanding a total of 210,526 shares of Series A Preferred Stock which are convertible into a total of 210,526 shares of common stock.

Our board of directors has the authority to issue additional shares of common stock and preferred stock up to the authorized amount stated in our Articles of Incorporation, as amended.  Our board of directors may choose to issue some or all of such shares to acquire one or more businesses or other types of property, or to provide additional financing in the future.  The issuance of any such shares may result in a reduction of the book value or market price of the outstanding shares of our common stock.  If Polar does issue any such additional shares, such issuance also will cause a reduction in the proportionate ownership and voting power of all other shareholders.  Further, any such issuance may result in a change of control of Polar.

The price of our common stock may continue to be volatile.  The market price of our common stock, which is quoted for trading on the OTC Electronic Bulletin Board, has been highly volatile and may continue to be volatile in the future.  Any or a combination of the following factors could cause the market value of our common stock to decline quickly:

•	operating results that differ from market expectations;

•	negative or other unanticipated results of product development or other testing;

•	delays in product development;

•	technological innovations or commercial product introductions by our competitors;

•	changes in government regulations;

•	developments concerning proprietary rights, including pending or threatened patent litigation;

•	public concerns regarding the safety of any of our products; and/or

•	general economic and stock market conditions.

Since the inception of trading activities, the stock market has experienced, and it may continue to experience, significant price and volume fluctuations.  These fluctuations have particularly affected the market prices of equity securities of many small capitalization companies that are not yet profitable or that experience low or inconsistent earnings.  Often, the affect on the price of such securities is disproportionate to the operating performance of such companies.  In our case, such broad market fluctuations may adversely affect your ability to dispose of your shares at a price equal to or above the price at which you purchased such shares.

Our common stock is be subject to penny stock regulation, which may make it difficult for investors to sell our common stock. The SEC has adopted rules that regulate broker/dealer practices in connection with transactions in penny stocks.  Penny stocks generally are equity securities with a price of less than US$5.00 per share (other than securities registered on certain national securities exchanges or quoted on the NASDAQ Stock Market, provided that current price and volume information with respect to transactions in such securities is provided by the exchange system).  The penny stock rules require a broker/dealer, prior to completing a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document prepared by the SEC that provides information about penny stocks and the nature and level of risks in the penny stock market.  The broker/dealer also must provide the customer with bid and offer quotations for the penny stock, the compensation of the broker/dealer and its salesperson in the transaction, and monthly account statements showing the market value of each penny stock held in the customer’s account.  In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from such rules the broker/dealer must make a special written determination that a penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction.  Our common stock will likely be subject to the penny stock rules.  These disclosure requirements may have the effect of reducing the level of trading activity in any secondary market for our common stock.  Accordingly, holders of our common stock may find it difficult to sell their shares, if they are able to do so at all.

We do not expect to pay dividends for the foreseeable future.  For the foreseeable future, we intend to retain any earnings to finance the development and expansion of our business, and we do not anticipate paying any cash dividends on our common stock.  Any future determination to pay dividends will be at the discretion of our board of directors and will be dependent upon then existing conditions, including our financial condition and results of operations, capital requirements, contractual restrictions, business prospects, and other factors that the board of directors considers relevant.

Our preferred stock may cause dilution.  Our Articles of Incorporation, as amended, authorize the issuance of up to 10,000,000 shares of “blank check” preferred stock with such rights and preferences as our board of directors, without further shareholder approval, may determine from time to time.  Of these preferred shares, 1,000,000 shares are designated as Series A Preferred Stock.  As of June 22 2011, we had 210,526 shares of outstanding Series A Preferred Stock.  The Series A Preferred Stock is convertible into common stock on a one-for one basis at a conversion price of US$0.50 per share.  As of June 22, 2011, there remained 9,000,000 shares of authorized but undesignated and unissued shares of preferred stock that may be sold in the future and that can, at the discretion of our board of directors, be designated as another series of preferred stock with dividend, liquidation, conversion, voting or other rights and preferences that are senior, and not available, to the holders of our common stock.  Thus, issuances of new series of preferred stock could adversely affect the relative voting power, distributions and other rights of the common stock.  Holders of our common stock could realize less than the amount of dividends and/or distributions to which they would otherwise be entitled.

Further, preferred stock could be used as a method of discouraging, delaying or preventing a take-over of Polar.  If we issue “blank check” preferred stock, it could have a dilutive effect upon our common stock.  This would decrease the chance that our shareholders would realize a premium over market price for their shares of common stock as a result of a take-over bid.

4.  Management’s Discussion and Analysis

Statements in the following discussion and throughout this report that are not historical in nature are “forward-looking statements” within the meaning of Section 27A of the Securities Act, and Section 21E of the Exchange Act. You can identify forward-looking statements by the use of words such as the words “expect,” “anticipate,” “estimate,” “may,” “will,” “should,” “intend,” “believe,” and similar expressions. Although we believe the expectations reflected in these forward-looking statements are reasonable, such statements are inherently subject to risk and we can give no assurances that our expectations will prove to be correct. Actual results could differ from those described in this report because of numerous factors, many of which are beyond our control. These factors include, without limitation, those described as “Risk Factors.” We undertake no obligation to update these forward-looking statements to reflect events or circumstances after the date of this report or to reflect actual outcomes. All amounts expressed below in this Management’s Discussion and Analysis are expressed in Canadian dollars, unless otherwise noted.

Amalgamation and Reorganization

On June 22, 2011, Polar, Polar Ontario and 223 effected an amalgamation, and the businesses of 223 and Polar Ontario were adopted as our business. As such, the following Management’s Discussion and Analysis is focused on the current and historical operations of 223 and Polar Ontario, and excludes the prior operations of Polar.

Overview

Polar offers a patent pending/IP protected worldwide travel SIM card that combines with a subscriber’s home SIM card to provide access to wholesale roaming rates for voice, SMS and data services.  Because the Polar SIM combines with a subscriber’s home SIM card, subscribers are able to keep their existing mobile phone and phone number while taking advantage of discounted roaming rates.

Polar partners with traditional network providers to deliver subscribers mobile communication service at wholesale rates.  Through local wholesale agreements with major telecommunication carriers, Polar has built a proprietary worldwide mobile virtual network that works in conjunction with traditional network providers to reroute subscriber’s calls through inexpensive telecommunications channels when they are roaming.

The Polar customer gains access to discounted communications services while Polar’s carrier partners receive increased demand for their services with no customer acquisition costs.

The Polar SIM is a multifunctional micro-SIM that fits in between the typical mobile providers’ SIM card and the user’s handset.

During the first half of calendar 2011, Polar has reached a number of key milestones.

•
Polar was able to fully interconnect with key roaming partners in Europe and Russia.  In North America, we have entered into a carrier agreement and are in the process of implementing interconnection.  As a result, subscribers can utilize wholesale rates in over 213 countries and local rates in both Europe and Russia.  It is anticipated that local rates will be available in North America when interconnection is complete.

•	In addition to completing interconnection with our key roaming partners, Polar developed a proprietary virtual VLR (Visitor Location Register) to allow for advanced automatic call forwarding.

•
Polar released firmware version 1.5 of the Polar SIM with a number of new features such as dynamic IMSI provisioning, automatic call forwarding through the virtual VLR and greater compatibility with next generation operating systems.  Firmware version 1.5 is the third upgrade made to Polar’s technology this year.

•
A distribution agreement was signed with our partner SKT-Project in Russia.  The distribution agreement provides exclusivity for the majority of Eastern European and former Soviet Union countries, a region with more than 400 million mobile phone subscribers.  The first shipment of 15,000 Polar SIM units was shipped to SKT-Project in May, the first installment of an initial 50,000 unit order.  SKT-Project has an exclusive partnership with Euroset, a major electronics retailer in Russia, to distribute Polar’s products and services.  The first shipment from SKT-Project to Euroset of the Polar SIM took place in early June, and as a result, Polar’s product has been launched in its first pilot test.  SKT-Project also has a partnership in place with Bonus, a major multi-level marketer in Russia that will provide direct to consumer distribution for Polar.

•
A distribution agreement was signed with Hasan Associates (Private) Limited covering both Pakistan and the United Arab Emirates.  The partnership with Hasan is in its initial stages, with the parties currently working towards completing telephony interconnection, local testing and setting up local customer support.

•
Polar has entered into a memorandum of understanding with Roam4Less, a distributor of roaming products to the North American corporate market, to distribute the Polar SIM through its current channels.  Roam4Less is currently conducting extensive testing of the Polar SIM and definitive distribution terms are currently being negotiated.

•
Polar completed the design, financing and installation of two major data centres in both Toronto, Ontario (Bell) and Frankfurt, Germany (New Telco) to optimize routing, switching, storage, security and redundancy.  Polar purchased state-of-the art equipment for its two data centres including Dialogic, Aloe Systems, Juniper, Hewlett Packard, VMWare and Cisco equipment. Polar now has telephony equipment in the following major markets: North America, Russia, Estonia and Germany.

•
Polar has completed the design and implementation of a proprietary operating system capable of supporting the administrative functions required for a widespread commercial launch of the Polar SIM with the following features: (a) generate call display records for each service, monitor such CDRs (Call Detail Records) and create reports; (b) perform billing and accept payments, including the issuing of credit to subscribers; (c) monitor subscribers and generate usage reports; and (d) monitor distributors, shipping, Polar SIM location and invoice creation.

•
Polar designed, built and implemented a full-scale production line capable of programming, testing, labelling and packaging over 1,500 Polar SIMs per day.  Management believes that this number can be easily scaled as volume increases.

•	Polar designed its website and implemented a payment processor and purchasing gateway to allow for online payment and automatic top-ups.

Overall, management believes that the company is now in a position to support a commercial launch of Polar’s product and services beginning in Russia.

Revenue

Revenue is derived from two channels:

1.	Polar SIM: A multifunctional micro-SIM that fits in between the typical mobile providers’ SIM card and the user’s handset.

2.	Ongoing telecommunications services: voice, data and SMS messaging services.

Cost of Goods Sold

Our cost of goods sold consists of two segments:

1.
Costs required to manufacture the Polar SIM:  These include hardware component costs related to the on-board microchip and printed circuit board as well as assembly costs paid to third party manufacturers.  Other costs included in the manufacture of the Polar SIM are the direct cost of the global IMSI assigned to each Polar SIM, packaging, shipping and customs and duties charges.  Indirect costs include labour-related overhead in respect of R&D professionals, designers, programmers, testers and administrative personnel.

2.
Cost of services:  These costs are paid to carrier partners for use of their networks and include costs for voice, data and SMS services.  There are also additional costs related to call forwarding, MSRN (Mobile Station Roaming Number) and Camel charges, initial interconnect and API (Application Programming Interface) integration, dynamic MSISDN (Mobile Station International Subscriber Directory Number) number and other telephony-related costs.

Gross Profit

Our gross profit has been and will continue to be affected by a variety of factors, including foreign exchange rates, cost of raw materials and components required for manufacture of the Polar SIM, average sales prices of our products, market alternatives affecting service pricing and service costs and the product life cycle.

Operating Expenses

Operating expenses consist primarily of salaries and associated costs for employees in finance, human resources, sales, information technology and administrative activities. In addition, operating expenses include charges relating to accounting, legal and insurance.  Other operating expenses relate to overhead.

Revenue

For the period of April 3, 2006 (inception) to the period ended January 31, 2011, we recorded no revenues. Subsequent to January 31, 2011, we recorded our first revenues.

Operating Loss and Expenses

EXPENSES	9 months ended January 31, 2011 (unaudited)	Period from January 22, 2010 (date of incorporation) to April 30, 2010 (audited)

Software and hardware development	$1,319,394	$246,303
Office and general	430,113	24,936
Finder’s fee	400,000	400,000
Professional fees due to a related party	-	7,500
Professional fees	577,393	123,678
Interest	113,397	545
Advertising and promotion	50,370	549
Telephone	26,892	3,961
Travel	22,055	10,500
Occupancy costs	11,402	5,274
Foreign exchange	4,025	888
Insurance	255	-
Depreciation	115,795	6,295

Net Loss	$(3,071,091)	$(830,429)

Earnings Before Interest, Taxes, Depreciation and Amortization (EBITDA)

Earnings before interest, taxes, depreciation and amortization (“EBITDA”) is a non-Generally Accepted Accounting Principles (“GAAP”) financial measure provided as additional information to investors.  EBITDA is an alternative method for assessing our financial condition and operating results. EBITDA is not in accordance with, or a substitute for, GAAP, and may be different from or inconsistent with non-GAAP financial measures used by other companies. However, we believe that EBITDA may provide additional information with respect to our performance and ability to meet future debt service, capital expenditures and working capital requirements.

Whenever we refer to a non-GAAP financial measure we will present the most directly comparable financial measure calculated and presented in accordance with GAAP, along with a reconciliation of the differences between the non-GAAP financial measures we reference with such comparable GAAP financial measure.

The following table reconciles the GAAP measure net loss to the non-GAAP financial measure EBITDA:

	9 months ended January 31, 2011 (unaudited)	Period from January 22, 2010 (date of incorporation) to April 30, 2010 (audited)
Net Loss (before finder’s fee)	(2,671,091)	(430,429)
Interest	113,397	545
Depreciation	115,795	6,295
Net Loss before interest and depreciation	$(2,441,899)	$(423,589)

For the nine month period ended January 31, 2011, EBITDA was a loss of $2,441,899 compared to a loss of $423,589 in 2010. The losses were primarily due to research and development costs related to hardware and software development, to contractor salaries and to office overhead.

Balance Sheet

Assets

	Pro Forma	Pro Forma
	Jan 31 2011	Apr 30 2010
Assets

Cash	513,239	159
Inventory	191,078
Prepaid expenses and deposits	61,981	224,161
Other taxes recoverable	168,723

	935,021	224,320

Intangible asset
	1,512,000	1,512,000

Equipment	649,963	39,192

	2,161,963	1,551,192

	3,096,984	1,775,512

    Inventory

Consists entirely of approximately 37,000 assembled SIM cards waiting to be programmed at our head office in Richmond Hill, Ontario.

Other Taxes Recoverable

Ontario harmonized sales tax.

Intangible Assets

Intellectual property consisting of software and hardware development.

Equipment

Consists of computer equipment including servers, blades, chassis, cables, VMware, laptops and desktops,  leasehold improvements, office furniture, telephony equipment including routers, switches and a proprietary virtual location registry and SIM programming equipment including a universal telecom translator, ICC tracer, analog scope, gang programmers and a proprietary testing board.

Liabilities

Liabilities

Loans payable	3,914,875	85,537
Accounts payable	799,625	55,860
Loans from related parties	-	605,442

Preferred Shares
	1,899,000	1,899,000

Total liabilities	6,613,500	2,645,839

Shareholders' Equity

Share capital-preferred	1,000	1,000

Discount on stock-preferred		-
Share Capital Polar Wireless Corp - common	80,000	201,500
Discount on capital Polar Wireless Corp.- common	(23,723)	(170,125)

Deficit	(3,573,793)	(902,702)

Total stockholders' deficit	(3,516,516)	(870,327)

Total liabilities and stockholders' equity/(deficit)	3,096,984	1,775,512

Loans Payable

8% demand loans payable with no fixed maturity date.

Accounts Payable

Consists largely of amounts owing to service providers, equipment manufacturers and professional fees.

Liquidity and Capital Resources

The operations of New Polar Ontario have rapidly increased in 2011. As Polar continues to implement its business plan, management anticipates that both cash generated from operations and used in operations will increase as the business of the Company expands.

To date, New Polar Ontario has raised its operating capital primarily through loans made by third parties. Subsequent to January 31, 2011, New Polar Ontario has raised an aggregate of approximately $1.6 million by way of a secured bridge loan. The loan is repayable on June 22, 2012, bears interest at 12% per annum payable at maturity, and is secured by substantially all of the assets of New Polar Ontario. Following completion of the Transaction, management intends to seek additional bridge financing on similar terms for up to an additional $2.5 million in support of the company’s ongoing operations.  Management believes that such funds will be sufficient to complete Polar’s plan of operations over the next 12 months. As at June 21, 2011, we had a cash balance of $327,162.  We do not currently have sufficient cash on hand to fund our ongoing operational expenses beyond three months. We will need to raise funds to fund our ongoing operational expenses. In the event that debt financing is not available on acceptable terms, or otherwise, additional funding will likely come from equity financing from the sale of our common stock. If we are successful in completing an equity financing, existing shareholders will experience dilution of their interest in Polar. We do not have any financing arranged and we cannot provide investors with any assurance that we will be able to raise sufficient funding from the sale of our common stock or otherwise to fund our ongoing operational expenses. There are no assurances that we will be able to achieve further sales of our common stock or any other form of additional financing. If we are unable to achieve the financing necessary to continue our plan of operations, then we will not be able to continue our operations and our business will likely fail. Please see the “Risk Factors” referred to above.

Plan of Operation

The Polar SIM is currently in commercial use in Russia on a pilot project basis.  The plan of operation over the next 12 months consists of a three part strategy described

1.	Negotiate additional favourable wholesale roaming agreements with major carrier partners
2.	Sign up additional distributors to expand our retail presence globally
3.	Improve product capabilities and offerings

Our plan of operation for the following 12 months is summarized as follows:

1.
Negotiate additional favourable wholesale roaming agreements with major carrier partners. Polar has identified key geographies through which we intend to implement more local IMSI and classical roaming agreements.  We are in early stage discussions with carriers based in South America and the Pacific Rim region.  We have identified key locations in which our roaming partner in Europe has agreed to approach carriers on our behalf.  Interconnect time for a local IMSI agreement is generally 9-12 weeks.  We are also in discussions with telecom carriers to provide termination services in Pakistan and Israel.  We expect that additional infrastructure will be required for each additional geographical region for which we form a major carrier partnership.

2.
Sign up additional distributors to expand retail presence globally. Polar has identified distribution candidates in other geographic regions in addition to Russia.  As previously discussed, our partner SKT-Project has the exclusive distribution rights for the Polar SIM product in the countries of the former Soviet Union.  SKT-Project has set-up support and back-end operations to begin distribution in the Ukraine immediately.  It is anticipated that roll-out to other regions in the area will begin shortly thereafter.   Polar is currently working on the interconnection of back-end telephony services with Hasan for Pakistan and the United Arab Emirates and is expecting a 10,000 unit pilot launch by August 2011. Management has engaged in initial discussions with potential distributors in respect of the following additional countries: Israel, Estonia, the United States, Canada and Mexico.

3.	Improve product capabilities and offerings. Management continues to strive to improve Polar’s product capabilities and offering. Initiatives currently underway include:

a.	upgrade of certain of the Polar SIM components to reduce the height of the SIM and make it compatible with even more mobile handsets;
b.	addition of a plastic micro-SIM for use with the iPhone 4;
c.	addition of a plastic SIM for use with phones that are currently not compatible with the Polar SIM;
d.	implement a solution to allow seamless use of BlackBerry data with the Polar SIM; and
e.	establishment of 24/7 NOC (Network Operations Centre) at our corporate offices.

In addition to the three major items above, management anticipates that there will be in-house improvements and additions required to support sales, marketing, finance and development of our product.  While Polar has initially embraced the distributor model at this time, as sales increase, we expect to put marketing dollars to work to develop marketing materials and establish a global brand.  Polar will also need to add human resources to support growth.

Critical Accounting Policies and Estimates

The summary of significant accounting policies of Polar is presented to assist in understanding Polar’s financial statements.  The financial statements and notes are representations of Polar’s management, who is responsible for their integrity and objectivity.  These accounting policies conform to generally accepted accounting principles and have been consistently applied in the preparation of the financial statements.

Basis of Presentation

The financial statements present the balance sheet, statements of operations, stockholders’ deficit and cash flows of Polar. These financial statements are presented in United States dollars and have been prepared in accordance with accounting principles generally accepted in the United States.

Use of Estimates and Assumptions

Preparation of the financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect certain reported amounts and disclosures.  Accordingly, actual results could differ from those estimates.

Cash and Cash Equivalents

For purposes of the statement of cash flows, Polar considers highly liquid financial instruments purchased with a maturity of three months or less to be cash equivalents.

Property and Equipment

Property and equipment is recorded at cost and depreciated over the estimated useful lives of the assets using principally the declining balance (“D.B.”) method and straight-line (“S.L.”) for leasehold improvements. When items are retired or otherwise disposed of, income is charged or credited for the difference between net book value and proceeds realized thereon. Ordinary maintenance and repairs are charged to expense as incurred, and replacements and betterments are capitalized.

The range of estimated useful lives used to calculated depreciation for principal items of property and equipment are as follow:

Asset Category	Depreciation/ Amortization Period
Furniture and Fixture	20% D.B.
Computer equipment	30% D.B.
Leasehold improvements	5 Years S.L.

Impairment of Long-Lived Assets

In accordance with ASC Topic 365, long-lived assets, such as property, plant, and equipment, and purchased intangibles, are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Goodwill and other intangible assets are tested for impairment.  Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to estimated undiscounted future cash flows expected to be generated by the asset. If the carrying amount of an asset exceeds its estimated future cash flows, an impairment charge is recognized by the amount by which the carrying amount of the asset exceeds the fair value of the asset.

Fair Value

In accordance with the requirements of ASC Topic 820, Polar has determined the estimated fair value of financial instruments using available market information and appropriate valuation methodologies.  The fair value of financial instruments classified as current assets or liabilities approximate their carrying value due to the short-term maturity of the instruments.

Accounting Policies Subject to Estimation and Judgment

Management’s Discussion and Analysis are based upon our financial statements, which have been prepared in accordance with accounting principles generally accepted in the United States. When preparing our financial statements, we make estimates and judgments that affect the reported amounts on our balance sheets and income statements, and our related disclosure about contingent assets and liabilities. We continually evaluate our estimates, including those related to revenue, allowance for doubtful accounts, reserves for income taxes, and litigation. We base our estimates on historical experience and on various other assumptions, which we believe to be reasonable in order to form the basis for making judgments about the carrying values of assets and liabilities that are not readily ascertained from other sources. Actual results may deviate from these estimates if alternative assumptions or condition are used.

Foreign Currency Translation

The financial statements are presented in United States dollars. In accordance with ASC Topic 830, “Foreign Currency Translation”, foreign denominated monetary assets and liabilities are translated to their United States dollar equivalents using foreign exchange rates which prevailed at the balance sheet date.  Non-monetary assets and liabilities are translated at exchange rates prevailing at the transaction date. Revenue and expenses are translated at average rates of exchange during the periods presented.  Related translation adjustments are reported as a separate component of stockholder’s equity (deficit), whereas gains or losses resulting from foreign currency transactions are included in results of operations.   Management has determined that our functional currency is the US dollar.

Stock-based Compensation

Polar has not adopted a stock option plan and has not granted any stock options.  Accordingly, no stock-based compensation has been recorded to date.

Share Based Expenses

In accordance with ASC Topic 230, this statement requires a public entity to expense the cost of employee services received in exchange for an award of equity instruments. This statement also provides guidance on valuing and expensing these awards, as well as disclosure requirements of these equity arrangements.  Polar adopted ASC Topic 230 upon creation of the company and expenses share based costs in the period incurred.

Recent Accounting Pronouncements

In January 2010, the Financial Accounting Standards Board (“FASB”) issued guidance to amend the disclosure requirements related to recurring and nonrecurring fair value measurements. The guidance requires new disclosures on the transfers of assets and liabilities between Level 1 (quoted prices in active market for identical assets or liabilities) and Level 2 (significant other observable inputs) of the fair value measurement hierarchy, including the reasons and the timing of the transfers. Additionally, the guidance requires a roll forward of activities on purchases, sales, issuance, and settlements of the assets and liabilities measured using significant unobservable inputs (Level 3 fair value measurements). The guidance became effective for Polar with the reporting period beginning January 1, 2010, except for the disclosure on the roll forward activities for Level 3 fair value measurements, which will become effective for Polar in the reporting period beginning July 1, 2011. Other than requiring additional disclosures, adoption of this new guidance did not have a material impact on our consolidated financial statements.

On February 24, 2010, FASB issued guidance in the “Subsequent Events” topic of the FASC to provide updates including: (1) requiring the company to evaluate subsequent events through the date in which the financial statements are issued; (2) amending the glossary of the “Subsequent Events” topic to include the definition of “SEC filer” and exclude the definition of “Public entity”; and (3) eliminating the requirement to disclose the date through which subsequent events have been evaluated. This guidance was prospectively effective upon issuance. The adoption of this guidance did not impact Polar’s consolidated results of operations of financial condition.

Off-Balance Sheet Arrangements

We have not entered into any off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources and would be considered material to investors.

5.  Description of Property

Following the completion of the Transaction, our address is 100 York Boulevard, Suite 600, Richmond Hill, Ontario, Canada, comprised of approximately 6,000 square feet under a lease which expires on November 30, 2016, subject to our right to extend the lease for a further five year period in certain circumstances, at a current monthly rental rate of approximately $7,900.

6.  Security Ownership of Certain Beneficial Owners and Management

The following table lists, as of June 22, 2011 (after giving effect to the Transaction) the number of shares of common stock of our company that are beneficially owned by (i) each person or entity known to our company to be the beneficial owner of more than 5% of the outstanding common stock; (ii) each officer and director of our company; and (iii) all officers and directors as a group. Information relating to beneficial ownership of common stock by our principal shareholders and management is based upon information furnished by each person using “beneficial ownership” concepts under the rules of the SEC. Under these rules, a person is deemed to be a beneficial owner of a security if that person has or shares voting power, which includes the power to vote or direct the voting of the security, or investment power, which includes the power to vote or direct the voting of the security. The person is also deemed to be a beneficial owner of any security of which that person has a right to acquire beneficial ownership within 60 days.  Under applicable SEC rules, more than one person may be deemed to be a beneficial owner of the same securities, and a person may be deemed to be a beneficial owner of securities as to which he or she may not have any pecuniary beneficial interest. Except as noted below, each person has sole voting and investment power.

The percentages below are calculated based on 68,000,000 shares of our common stock issued and outstanding as of June 22, 2011.  Except as noted below, we do not have any outstanding warrants, options or other securities exercisable for or convertible into shares of our common stock.

Title of Class	Name and Address of Beneficial Owner (1)(2)	Number of Shares Owned Beneficially		Percent of Class Owned (3)
Common Stock	G. Kelly O’Dea (4)	0		0
Common Stock	Shane Carroll (5)	0		0
Common Stock	Paul Schaut (5)	0		0
Common Stock	James Schroer (5)	0		0
Common Stock	George Perlin (6)	0		0
Common Stock	Bruce Bent (7)	320,000	(8)	0.47
Common Stock	David Subotic (7)	81,267		0.12
Common Stock	Fraser Wray (9)	0		0
Common Stock	Vladimir Aleynikov (10)	3,197,368		4.69
Common Stock	All executive officers and directors as a group (9 persons)	3,598,635		5.29

(1)  Unless otherwise noted, the address of each person or entity listed is, c/o Polar Wireless Corp., 112 North Curry Street, Suite 212, Carson City, Nevada 89703.

(2)  “Beneficial Owner” means having or sharing, directly or indirectly (i) voting power, which includes the power to vote or to direct the voting, or (ii) investment power, which includes the power to dispose or to direct the disposition, of shares of the common stock of an issuer. The definition of beneficial ownership includes shares, underlying options or warrants to purchase common stock, or other securities convertible into common stock, that currently are exercisable or convertible or that will become exercisable or convertible within 60 days. Unless otherwise indicated, the beneficial owner has sole voting and investment power.

(3)  For each shareholder, the calculation of percentage of beneficial ownership is based upon 68,000,000 shares of common stock outstanding as of June 22, 2011, and shares of common stock subject to options, warrants and/or conversion rights held by the shareholder that are currently exercisable or exercisable within 60 days, which are deemed to be outstanding and to be beneficially owned by the shareholder holding such options, warrants, or conversion rights. The percentage ownership of any shareholder is determined by assuming that the shareholder has exercised all options, warrants and conversion rights to obtain additional securities and that no other shareholder has exercised such rights.

(4)  Appointed Chairman and a director of Polar on February 17, 2010.

(5)  Appointed a director of Polar on February 17, 2010.

(6)  Appointed a director of Polar on February 1, 2011 and President and Chief Executive Officer on June 14, 2011.

(7)  Appointed a director of Polar on June 22, 2010.

(8)  Shares are held by MSW Investments Limited, of which Mr. Bent is a shareholder.

(9)  Appointed a director, Chief Financial Officer and Treasurer of Polar on June 22, 2011.

(10)  Appointed Chief Technology Officer of Polar in January, 2010.

7.  Directors, executive officers, promoters and control persons

The following table sets forth information regarding the members of Polar’s board of directors and its executive officers.  All directors hold office until the first annual meeting of the stockholders of Polar and until the election and qualification of their successors or their earlier removal or retirement.
Officers are elected annually by the board of directors and serve at the discretion of the board.

Name	Age	Term Served	Title

G. Kelly O’Dea	62	February 17, 2010 to present	Chairman of board of directors

James Schroer	58	February 17, 2010 to present	Director, and Chairman ofCompensation Committee

Shane Carroll	46	February 17, 2010 to present	Director, Secretary and Chairman of the Audit Committee

Paul Schaut	51	July 7, 2010 to present	Director, and Chairman of the Nominating Committee

George Perlin	52	February 1, 2011 to present	Director, President and Chief Executive Officer

Bruce Bent	56	June 22, 2011 to present	Director

David Subotic	36	June 22, 2011 to present	Director

Fraser Wray	58	June 22, 2011 to present	Director, Chief Financial Officer and Treasurer

Vladimir Aleynikov	44	January 2010 to present	Chief Technology Officer

Polar is a development stage company with global growth intentions in the highly competitive mobile market.  Polar has sought to progressively build an active board with members who bring specific skills relevant to the needs of the company, including expertise in technology, the mobile market, new media, B2C and B2B global marketing and management, sales and distribution, customer service, travel market and development stage company management and growth.

G. Kelly O’Dea

Mr. O’Dea has extensive experience in strategy and brand development, global B2C and B2B marketing, technology, new media, mobile services and global management   Mr. O’Dea has since 2005 has been the Chairman of The Alliance HPL, a strategic advice and applied innovation firm. He is also an adviser to YuuZoo Global Mobile and Chairman of the Thunderbird School of Global Management. Formerly, Mr. O’Dea served as President of Foote Cone & Belding Worldwide; Vice Chairman of Global Operations of Bozell Worldwide; and President of Worldwide Client Services of Ogilvy & Mather Worldwide.  His significant involvement in technology for the last 25 years included work with top management clients at companies such as Compaq, AT&T, Microsoft, IBM, Fujitsu and Lenovo. His more recent mobile market experience includes lead roles in the successful launch of two mobile companies.  Mr. O’Dea received a Global MBA with Distinction from Thunderbird School of Global Management.

Mr. O’Dea’s extensive experience in strategy and brand development, global B2C and B2B marketing, technology, new media, mobile services and global management led to our conclusion that Mr. O’Dea should be serving as a member of our Board of Directors.

James Schroer

Mr. Schroer has top level expertise in global marketing and management, sales and distribution, customer service and new media.  He is Principal and Founder of EngageNextGen LLC, a management-consulting firm for both large and early stage clients, since September 2008. From May 2005 through June, 2008, Mr. Schroer was President & Chief Executive Officer of Carlson Marketing Worldwide, a marketing and customer services firm. Previously, Mr. Schroer was Executive Vice President, Global Sales Marketing & Service of Daimler Chrysler, and he was Vice President, Global Marketing for Ford Motor Company. He also was a partner at Booz Allen & Hamilton. Mr. Schroer sits on a number of private company boards of directors.  He is a recognized expert in strategic marketing and new media. Mr. Schroer is a graduate of Carleton College and Harvard Business School.

Mr. Schroer’s expertise in global marketing and management, sales and distribution, customer service and new media led to our conclusion that Mr. Schroer should be serving as a member of our Board of Directors.

Shane Carroll

Mr. Carroll is an expert in all phases of the travel industry, having spent the better part of 25 years working in Canada, Ireland and England. Returning to Canada in 1999, Mr. Carroll joined itravel2000 as Executive Vice President, Product Development through to 2001, then as Deputy Chief Executive Officer from 2002 - 2004 and most recently as Chief Operating Officer up to leaving the industry in September 2009. During such time, Mr. Carroll negotiated the sale of the company to British parent company, Travelzest PLC in October 2006.  Mr. Carroll is also a director of My Screen Mobile, Inc. and consults for various mobile related private companies.

Mr. Carroll’s expertise in the travel industry led to our conclusion that Mr. Carroll should be serving as a member of our Board of Directors.

Paul Schaut

Mr. Schaut has a 27 year diverse and extensive experience in private and public companies with roles ranging from sales and marketing management to President, Chief Executive Officer and director.  He has served in management positions in both the U.S. and in Europe, involved in all operational aspects of business at various stages in the business lifecycle.  Currently, Mr. Schaut is the Chairman and Chief Executive Officer of Modiv Media, a privately held company with headquarters in Quincy, Massachusetts.  Mr. Schaut serves on the board of directors of Zumobi, a privately held computer software company (since June 2006), and Pontiflex, a privately held information technology and services company (since June 2009).  From 2001 thru to March 2008, Mr. Schaut was a director of Constant Contact, Inc., a public company in the computer software industry. Mr. Schaut holds a Bachelor of Science degree in business administration from San Jose State University.

Mr. Schaut’s diverse experience in private and public companies with roles ranging from sales and marketing management to President, CEO and Director led to our conclusion that Mr. Schaut should be serving as a member of our Board of Directors.

George Perlin

Mr. Perlin has been instrumental in leading the team of programmers and engineers that have developed the technology that powers the Polar offering.  He is responsible for technology development, deployment and global operations for Polar. An engineer by training, Mr. Perlin brings decades of commercial experience in launching patented technologies and services across North America and Europe. Mr. Perlin was formerly the President of Eveready Closures Inc. from 1998 to 2008.  He has acted as a consultant regarding fire prevention barriers and vertical and ground transportation to various businesses since 2008 and has extensive experience leading groups of developers on various large projects for companies such as Bell Canada Enterprises and Dover Corporation. Mr. Perlin received a Bachelor of Applied Science from McMaster University.

Mr. Perlin’s background leading all phases of our technology development led to our conclusion that Mr. Perlin should be serving as a member of our Board of Directors.

Bruce Bent

Mr. Bent is President of MSW Developments Limited. Mr. Bent began his career in the construction and development business with Matthews Group Limited. During his tenure at Matthews, sales increased from $69 million to over $500 million as operations expanded both nationally and internationally, with offices added in the United States, Pakistan and Mexico. Mr. Bent has a successful track record of enhancing both top and bottom line performance through a clear, consistent focus on margin improvement, cost management and effective analysis of possible business opportunities.  After obtaining his Bachelor of Commerce Degree from the University of Manitoba in 1981, Mr. Bent articled with Coopers & Lybrand, obtaining his Chartered Accountants designation in 1984. He is a director and Chairman of the Audit and Corporate Governance Committee at Forterra Environmental Corp. He is also Chairman of the board of directors and Chief Financial Officer (Interim) of Axiotron Corp.

Mr. Bent’s wide ranging business experience led to our conclusion that Mr. Bent should be serving as a member of our Board of Directors.

David Subotic

An accomplished trader and investment advisor, Mr. Subotic rose to prominence by consistently exceeding benchmark returns while working at leading Canadian investment firms Yorkton Securities and Haywood Securities. During this period, David also participated in more than US$2 billion in financings. While with Haywood, he increasingly focused on the gaming and hospitality sector and founded the international hospitality and development firm, Asian Coast Development (Canada) Ltd. (ACDL). Serving as the company’s initial Chief Executive Officer, Mr. Subotic was central to obtaining investment for ACDL’s US$4.2 billion Ho Tram Strip integrated resort development project in southern Vietnam, the first large-scale gambling license issued by the Vietnamese government. After positioning the Ho Tram Strip project for success, Mr. Subotic founded and serves as the Chief Executive Officer of DAS Capital. He has since spearheaded the implementation of successful trading and investment strategies focused respectively on leveraging directional market forces and capitalizing on undervalued assets with strong future growth and profit potential.

Mr. Subotic’s wide ranging business experience led to our conclusion that Mr. Subotic should be serving as a member of our Board of Directors.

Fraser Wray

Mr. Wray has expertise related to all aspects of financial advisory services. He has completed numerous acquisitions, divestitures, restructurings and recapitalizations as a principal, advisor and as a senior officer of large multi-national corporations. He is a former senior executive of Magna International Inc. and the former president and Chief Executive Officer of Decoma International Inc. He has been on the boards of several automotive parts companies both private and public and is currently a partner in an injection molding company, Ritz Plastics, a transport/logistics company, Canamex Trucking Services Inc, a composite technology company, Innovative Composites Inc., and a real estate development company. Mr. Wray's creative and insightful skill sets related to acquisitions, divestitures, restructurings and recapitalizations are routinely called upon by a wide variety of large public and private corporations in Canada and the United States. Mr. Wray graduated with a Bachelor of Commerce from the University of Toronto and obtained a CA designation while employed by Ernst and Young.

Mr. Wray’s wide ranging business experience and CA designation led to our conclusion that Mr. Wray should be serving as a member of our Board of Directors.

Vladimir Aleynikov

Mr. Aleynikov is responsible for Polar technology development and deployment  Mr. Aleynikov brings over 20 years of technology and mobile experience to the business, including 16 years as a senior developer and systems architect with management responsibility for hundreds of developers, programmers and specialists.  He was formerly Chief Technology Officer of OpenX Technologies, Vice President, Products and Services of Healthnet Inc. and Chief Technology Officer with the mobile company, FroggyTalk.

Employees

Following the completion of the Transaction, Polar has 12 employees. We have not entered into any employment agreements at this time although it is anticipated that employment agreements will be entered into with key employees in the near future.

Family Relations

There are no family relationships among the directors and officers of Polar.

Involvement in Legal Proceedings

No director or executive officer of Polar has been convicted in any criminal proceeding (excluding traffic violations) or is the subject of a criminal proceeding that is currently pending.

No director or executive officer of Polar is the subject of any pending legal proceedings.

No director or executive officer of Polar is involved in any bankruptcy petition by or against any business in which they are a general partner or executive officer at this time or within two years of any involvement as a general partner, executive officer, or director of any business.

7.  Executive Compensation

Our current executive officers and directors have not and do not receive any compensation and have not received any restricted shares awards, options or any other payouts. As such, we have not included a Summary Compensation Table.

There are no current employment agreements between Polar and its executive officers or directors. Until the completion of the Transaction, our executive officers and directors have agreed to work without remuneration. In the near time, it is anticipated that the board of directors will determine appropriate remuneration plans for the executive officers and the directors (which is anticipated to include grants of stock options).  At this time, management cannot accurately estimate the exact amount of compensation which will be payable.

There are no annuity, pension or retirement benefits proposed to be paid to officers, directors or employees of Polar at this time in the event of retirement at normal retirement date pursuant to any presently existing plan provided or contributed to by Polar.

8.  Certain Relationships and Related Transactions

Currently, we have five independent directors on our board of directors, and, except as required by applicable law, have no formal procedures in effect at this time for reviewing and pre-approving any transactions between us, our directors, officers and other affiliates.

Immediately prior to the completion of the Transaction, Polar acquired all of the outstanding common shares of Callco from Shane Carroll, a director of Polar, for nominal consideration.

9.  Description of Securities

Common Stock

Polar’s Articles of Incorporation, as amended, authorize the issuance of 200,000,000 shares of common stock, US$0.001 par value per share, of which 68,000,000 shares were outstanding on June 22, 2011.

Holders of shares of common stock are entitled to one vote for each share on all matters to be voted on by the stockholders.  Holders of common stock have no cumulative voting rights.  Accordingly, the holders of in excess of 50% of the aggregate number of shares of common stock outstanding will be able to elect all of the directors of Polar and to approve or disapprove any other matter submitted to a vote of all stockholders.

No shareholder has any preemptive right or other similar right to purchase or subscribe for any additional securities issued by Polar, and no shareholder has any right to convert the common stock into other securities. No shares of common stock are subject to redemption or any sinking fund provisions. All the outstanding shares of Polar’s common stock are fully paid and non-assessable. Subject to the rights of the holders of the preferred stock, if any, Polar’s shareholders of common stock are entitled to dividends when, as and if declared by the Board from funds legally available therefore and, upon liquidation, to a pro-rata share in any distribution to shareholders. Polar does not anticipate declaring or paying any cash dividends on the common stock in the foreseeable future.

Preferred Stock

Polar’s Articles of Incorporation, as amended, authorize the issuance of 10,000,000 shares of preferred stock, US$0.001 par value per share, subject to any limitations prescribed by law, without further vote or action by the stockholders, to issue from time to time shares of preferred stock in one or more series. Each such series of preferred stock shall have such number of shares, designations, powers, preferences and rights as shall be determined by Polar’s board of directors, which may include, among others, dividend rights, voting rights, liquidation preferences, conversion rights and preemptive rights.

Of the 10,000,000 shares of preferred stock, to date, 1,000,000 shares have been designated as Series A Preferred Stock, and 210,526 shares of Series A Preferred Stock issued and outstanding.

The following is a summary of the material rights and restrictions associated with our Series A Preferred Stock. This description does not purport to be a complete description of all of the rights of our stockholders and is subject to, and qualified in its entirety by, the provisions of our most current Articles of Incorporation and Bylaws, which are included as exhibits to this Current Report on Form 8-K.

Non Voting:  Subject to the provisions of the laws governing Polar, as now existing or hereafter amended, the holders of the Series A Preferred Stock shall not be entitled as such to receive notice of or to attend any meeting of stockholders of Polar and shall not be entitled to vote at any such meeting.

Dividends:  Subject to the prior rights of the holders of any stock ranking senior to the Series A Preferred Stock with respect to priority in the payment of dividends, but in priority to the holders of the common stock, the holders of the Series A Preferred Stock shall be entitled to receive dividends and Polar shall pay dividends thereon, if, as and when declared by the directors out of the moneys of Polar properly applicable to the payment of dividends, in such amount and in such form as the board of directors may from time to time determine, and all dividends which the directors may declare on the Series A Preferred Stock shall be declared and paid in equal amounts per stock on all Series A Preferred Stock at the time outstanding.

Right of Conversion:  The holders of Series A Preferred Stock have the right, at the option of the holder, at any time and from time to time, to convert such shares of Series A Preferred Stock into fully paid and non-assessable common stock on the basis of one share of common stock for each share of Series A Preferred Stock converted at the exercise price of US$0.50 per share of Series A Preferred Stock being converted into common stock.

Redemption at the Option of Polar:  Polar may, at any time, and from time to time, upon giving notice, redeem the whole or any part of the Series A Preferred Stock then outstanding at a price per share of Series A Preferred Stock equal to US$1.90, together with all declared and unpaid dividends thereon, if any, less any amount distributed in respect of such Series A Preferred Stock as a reduction of stated capital (the “Series A Redemption Amount”).

Redemption at the Option of the Holder: A holder of a Series A Preferred Stock shall be entitled at any time and from time to time to require Polar to redeem any Series A Preferred Stock registered in the name of such holder at a price per share equal to the Series A Redemption Amount.

Dissolution:  In the event of the dissolution, liquidation or winding-up of Polar, whether voluntary or involuntary, or any other distribution of assets of Polar among its stockholders for the purpose of winding up its affairs, subject to the prior rights of the holders of any stock ranking senior to the Series A Preferred Stock with respect to priority in the distribution of assets upon dissolution, liquidation or winding-up, but in priority to the holders of the common stock, the holders of the Series A Preferred Stock shall be entitled to receive a sum per stock equal to the Series A Redemption Amount and after payment of such amounts so payable to them they shall not be entitled to share in any further distribution of the property or assets of Polar.

Options and Warrants

As of June 22, 2011, there were no options or warrants of Polar outstanding. Following completion of the Transaction, however, the former shareholders of 223 have rights to acquire an aggregate of 12,000,000 shares of common stock and 789,474 shares of Series A Preferred Stock upon due exchange of all of the Class A Exchangeable Shares and Class B Exchangeable Shares, respectively, held by them.

Transfer Agent

Shares of common stock are registered at the transfer agent and are transferable at such office by the registered holder (or duly authorized attorney) upon surrender of the common stock certificate, properly endorsed. No transfer shall be registered unless Polar is satisfied that such transfer will not result in a violation of any applicable federal or state securities laws. Polar’s transfer agent for its common stock and Series A Preferred Stock is Island Stock Transfer Inc., 100 Second Avenue South, Suite 705S, St. Petersburg, Florida 33701.  Island Stock Transfer Inc.’s telephone number is (727) 289-0010.

10.  Market Information

Currently, Polar’s shares of common stock are quoted on the Over-the-Counter Bulletin Board and the Pink Sheets under the ticker symbol “BCDI,” and on the Deutsche Borse Indices and ETFs under the symbols “62O-FRA” and “62O-XET.”

Since our inception, we have not paid any dividends on our common stock, and we do not anticipate that we will pay any dividends in the foreseeable future. We intend to retain any future earnings for use in our business.  At June 22, 2011, we had 21 shareholders of record.

11.  Legal Proceedings

Except as noted below, Polar is not a party to any pending legal proceedings.

Polar is the subject of an action commenced in the Ontario Superior Court of Justice by Blair Currie, a former consultant of Polar, where damages in the aggregate amount of $105,000 are sought for, among other things, wrongful dismissal and breach of contract. The plaintiff is also seeking an order in respect of the grant of 250,000 fully vested stock options of Polar at an exercise price of US$1.00 per share. Polar is defending the action and believes it to be without merit.

No director, officer or affiliate of Polar and no owner of record or beneficial owner of more than 5.0% of the securities of Polar, or any associate of any such director, officer or security holder is a party adverse to Polar or has a material interest adverse to Polar in reference to pending litigation.

12. Changes in and Disagreement with Accountants on Accounting and Financial Disclosure

None.

13.  Recent Issuances of Unregistered Securities by the Registrant

As noted herein, on June 22, 2011, Polar issued to 2231470 Ontario Inc. 210,526 shares of Series A Preferred Stock pursuant to the Letter Agreement referred to in item 2.01 above. The issuance was made to a non-U.S. person, offshore of the U.S., with no directed selling efforts in the U.S., where offering restrictions were implemented in a transaction pursuant to the exclusion from registration provided by Rule 903(b)(3) of Regulation S of the Securities Act.

14.  Indemnification of Officers and Directors

Nevada Revised Statutes (“NRS”) Sections 78.7502 and 78.751 provide Polar with the power to indemnify any of our directors and officers. The director or officer must have conducted himself/herself in good faith and reasonably believe that his/her conduct was in, or not opposed to our best interests. In a criminal action, the director, officer, employee or agent must not have had reasonable cause to believe his/her conduct was unlawful.

Under NRS Section 78.751, advances for expenses may be made by agreement if the director or officer affirms in writing that he/she believes he/she has met the standards and will personally repay the expenses if it is determined such officer or director did not meet the standards.

Pursuant to Polar’s Articles of Incorporation and Bylaws, as amended, we may indemnify an officer or director who is made a party to any proceeding, because of his position as such, to the fullest extent authorized by Nevada Revised Statutes, as the same exists or may hereafter be amended. In certain cases, we may advance expenses incurred in defending any such proceeding.

To the extent that indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling our company pursuant to the foregoing provisions, we have been informed that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. If a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by a director, officer or controlling person of our company in the successful defense of any action, suit or proceeding) is asserted by any of our directors, officers or controlling persons in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of that issue.

Anti-Takeover Effects of Provisions of Nevada State Law

We may be or in the future we may become subject to Nevada’s control share law. A corporation is subject to Nevada’s control share law if it has more than 200 stockholders, at least 100 of whom are stockholders of record and residents of Nevada, and if the corporation does business in Nevada or through an affiliated corporation.

The law focuses on the acquisition of a “controlling interest” which means the ownership of outstanding voting shares is sufficient, but for the control share law, to enable the acquiring person to exercise the following proportions of the voting power of the corporation in the election of directors: (1) one-fifth or more but less than one-third, (2) one-third or more but less than a majority, or (3) a majority or more. The ability to exercise such voting power may be direct or indirect, as well as individual or in association with others.

The effect of the control share law is that the acquiring person, and those acting in association with that person, obtain only such voting rights in the control shares as are conferred by a resolution of the stockholders of the corporation, approved at a special or annual meeting of stockholders. The control share law contemplates that voting rights will be considered only once by the other stockholders. Thus, there is no authority to take away voting rights from the control shares of an acquiring person once those rights have been approved. If the stockholders do not grant voting rights to the control shares acquired by an acquiring person, those shares do not become permanent non-voting shares. The acquiring person is free to sell its shares to others. If the buyers of those shares themselves do not acquire a controlling interest, their shares do not become governed by the control share law.

If control shares are accorded full voting rights and the acquiring person has acquired control shares with a majority or more of the voting power, any stockholder of record, other than an acquiring person, who has not voted in favor of approval of voting rights, is entitled to demand fair value for such stockholder’s shares.

Nevada’s control share law may have the effect of discouraging corporate takeovers.

In addition to the control share law, Nevada has a business combination law, which prohibits certain business combinations between Nevada corporations and “interested stockholders” for three years after the “interested stockholder” first becomes an “interested stockholder” unless the corporation’s board of directors approves the combination in advance. For purposes of Nevada law, an “interested stockholder” is any person who is (1) the beneficial owner, directly or indirectly, of ten percent or more of the voting power of the outstanding voting shares of the corporation, or (2) an affiliate or associate of the corporation and at any time within the three previous years was the beneficial owner, directly or indirectly, of ten percent or more of the voting power of the then outstanding shares of the corporation. The definition of the term “business combination” is sufficiently broad to cover virtually any kind of transaction that would allow a potential acquirer to use the corporation’s assets to finance the acquisition or otherwise to benefit its own interests rather than the interests of the corporation and its other stockholders.

The effect of Nevada’s business combination law is to potentially discourage parties interested in taking control of Polar from doing so if it cannot obtain the approval of our board of directors.

Item 3.02 Unregistered Sales of Equity Securities

As noted herein, on June 22, 2011, Polar issued to 2231470 Ontario Inc. 210,526 shares of Series A Preferred Stock pursuant to the Letter Agreement referred to in Section 13 of item 2.01 above.

Item 3.03 Material Modification to Rights of Security Holders

Creation of Series A Preferred Stock

Effective June 20, 2011, Polar filed with the Secretary of State of the State of Nevada, a Certificate of Designation creating one million (1,000,000) shares, designated as “Series A Preferred Stock”.  The shares of Series A Preferred Stock may be issued from time to time by our board of directors.

The following is a summary of the material rights and restrictions associated with our Series A Preferred Stock. This description does not purport to be a complete description of all of the rights of our stockholders and is subject to, and qualified in its entirety by, the provisions of our most current Articles of Incorporation and Bylaws, which are included as exhibits to this Current Report on Form 8-K.

Non Voting:  Subject to the provisions of the laws governing Polar, as now existing or hereafter amended, the holders of the Series A Preferred Stock shall not be entitled as such to receive notice of or to attend any meeting of stockholders of Polar and shall not be entitled to vote at any such meeting.

Dividends:  Subject to the prior rights of the holders of any stock ranking senior to the Series A Preferred Stock with respect to priority in the payment of dividends, but in priority to the holders of the common stock, the holders of the Series A Preferred Stock shall be entitled to receive dividends and Polar shall pay dividends thereon, if, as and when declared by the directors out of the moneys of Polar properly applicable to the payment of dividends, in such amount and in such form as the board of directors may from time to time determine, and all dividends which the directors may declare on the Series A Preferred Stock shall be declared and paid in equal amounts per stock on all Series A Preferred Stock at the time outstanding.

Right of Conversion:  The holders of Series A Preferred Stock have the right, at the option of the holder, at any time and from time to time, to convert such shares of Series A Preferred Stock into fully paid and non-assessable common stock on the basis of one share of common stock for each share of Series A Preferred Stock converted at the exercise price of US$0.50 per share of Series A Preferred Stock being converted into common stock.

Redemption at the Option of Polar:  Polar may, at any time, and from time to time, upon giving notice, redeem the whole or any part of the Series A Preferred Stock then outstanding at a price per share of Series A Preferred Stock equal to US$1.90, together with all declared and unpaid dividends thereon, if any, less any amount distributed in respect of such Series A Preferred Stock as a reduction of stated capital (the “Series A Redemption Amount”).

Redemption at the Option of the Holder: A holder of a Series A Preferred Stock shall be entitled at any time and from time to time to require Polar to redeem any Series A Preferred Stock registered in the name of such holder at a price per share equal to the Series A Redemption Amount.

Dissolution:  In the event of the dissolution, liquidation or winding-up of Polar, whether voluntary or involuntary, or any other distribution of assets of Polar among its stockholders for the purpose of winding up its affairs, subject to the prior rights of the holders of any stock ranking senior to the Series A Preferred Stock with respect to priority in the distribution of assets upon dissolution, liquidation or winding-up, but in priority to the holders of the common stock, the holders of the Series A Preferred Stock shall be entitled to receive a sum per stock equal to the Series A Redemption Amount and after payment of such amounts so payable to them they shall not be entitled to share in any further distribution of the property or assets of Polar.

Item 5.01 Changes in Control of Registrant

None.

Item 5.03 Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year

Effective June 20, 2011, we with filed with the Secretary of State of the State of Nevada, a Certificate of Designation creating one million (1,000,000) shares, designated as “Series A Preferred Stock”.

A summary of the material rights and restrictions associated with our Series A Preferred Stock is disclosed in Item 3.03 of this Current Report on Form 8-K and incorporated by reference to this Item 5.03.

Section 5.06 Change in Shell Company Status

As described in Item 2.01 above, which is incorporated by reference into this Item 5.06, we ceased being a “shell company,” as such term is defined in Rule 12b-2 under the Exchange Act, upon effectiveness of the Transaction.

Item 8.01 Other Events

Press Release

On June 23, 2011, Polar issued a press release announcing the Transaction referenced in this Current Report on Form 8-K. A copy of the press release is attached hereto as Exhibit 99.6 and is incorporated herein by this reference.

Item 9.01 Financial Statements and Exhibits

(a) Financial statements: As a result of the Transaction described in Item 2.01, Polar is filing (i) the audited financial statements of Polar Ontario for the period from January 22, 2010 (date of incorporation) to April 30, 2010 as Exhibit 99.1 to this Current Report on Form 8-K; (ii) the audited financial statements of 223 for the period from January 13, 2010 (date of incorporation) to April 30, 2010 as Exhibit 99.2 to this Current Report on Form 8-K; (iii)  the unaudited financial statements of Polar Ontario for the period ended January 31, 2011 as Exhibit 99.3 to this Current Report on Form 8-K; and (iv) the unaudited financial statements of Callco for the period ended January 31, 2011 as Exhibit 99.4 to this Current Report on Form 8-K.

(b) Pro forma financial statements: The unaudited pro forma consolidated financial statements of Polar are attached to this Current Report as Exhibit 99.5.

(c) Shell company transactions: Reference is made to the disclosure set forth under Item 2.01 of this Current Report on Form 8-K, which disclosure is incorporated herein by reference.

(d) Exhibits:

Exhibit	Description
2.1	Amalgamation Agreement dated June 22, 2011 among Polar, Polar Wireless Corporation, an Ontario corporation (“Polar Ontario”), and 2230354 Ontario Inc., an Ontario corporation (“223”).

3.1	Articles of Amalgamation of Polar Wireless Corporation.

3.2	By-laws of Polar Wireless Corporation.

3.3	Certificate of Designation of Polar re: Series A Preferred Stock.

10.1	Lease dated June 5, 2010 by and between Canada Mortgage and Housing Corporation and Polar Ontario.

10.2	Support Agreement dated June 22, 2011 between Polar, 223 and 2240519 Ontario Limited, an Ontario corporation (“224”).

10.3	Exchange Trust Agreement dated June 22, 2011 among Polar, 223 and 224.

10.4	Letter Agreement dated June 22, 2011 between Polar and 2231470 Ontario Inc., an Ontario corporation.

21.1	Subsidiaries of Polar.

99.1	Audited financial statements of Polar Ontario for the period ended April 30, 2010.

99.2	Audited financial statements of 223 for the period ended April 30, 2010.

99.3	Unaudited financial statements of Polar Ontario for the period ended January 31, 2011.

99.4	Unaudited financial statements of 223 for the period ended January 31, 2011.

99.4	Unaudited financial statements of Callco for the period ended January 31, 2011.

99.5	Unaudited pro forma consolidated financial statements of Polar for the periods ended April 30, 2010 and January 31, 2011

99.6	Press release of Polar dated June 23, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Polar Wireless Corp. (Registrant)

Date: June 22, 2011	By:	/s/ George Perlin
Name: George Perlin
Title: President and Chief Executive Officer, and Director

Date: June 22, 2011	By:	/s/ Shane Carroll
Name: Shane Carroll
Title: Secretary, and Director

Date: June 22, 2011	By:	/s/ G. Kelly O’Dea
Name: G. Kelly O’Dea
Title: Chairman of the Board of Directors

Date: June 22, 2011	By:	/s/ James Schroer
Name: James Schroer
Title: Director

Date: June 22, 2011	By:	/s/ Paul Schaut
Name: Paul Schaut
Title: Director